                                                               EXHIBIT 10.10(a)

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                           dated as of March 10, 2000


                                 by and between



                         VIASOURCE COMMUNICATIONS, INC.
                               (formerly known as
                              THE RTK GROUP, INC.)
                                   as Borrower

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                    as Lender







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                                TABLE OF CONTENTS

                                                                                                                 Page


SECTION 1.  DEFINITIONS..........................................................................................   1

                  1.1    Certain Defined Terms...................................................................   1
                  1.2    Accounting Terms; Utilization of GAAP for
                          Purposes of Calculations Under Agreement...............................................  23
                  1.3    Other Definitional Provisions and Rules of Construction.................................  23

SECTION 2.  THE LOAN.............................................................................................  24
                  2.1    Making of Loans; Notes..................................................................  24
                  2.2    Interest on the Loans...................................................................  25
                  2.3    Letters of Credit.......................................................................  28
                  2.4    Repayments, Prepayments and Redemption of Loan;
                          General Provisions Regarding Payments..................................................  32
                  2.5    Unused Facility Fee.....................................................................  36
                  2.6    Use of Proceeds.........................................................................  36
                  2.7    Special Provisions Governing LIBOR Rate Loan............................................  37
                  2.8    Increased Costs, Taxes; Capital Adequacy................................................  39
                  2.9    Guaranties of and Security for the Obligations..........................................  42

SECTION 3.  CONDITIONS TO THE LOANS..............................................................................  42
                  3.1    Conditions to Effectiveness on Initial Effective Date...................................  42
                  3.2    Conditions to Effectiveness on New Effective Date.......................................  43

SECTION 4.  BORROWER'S REPRESENTATIONS AND WARRANTIES............................................................  46
                  4.1    Organization, Powers, Qualification, Good Standing, Business and
                           Subsidiaries..........................................................................  46
                  4.2    Authorization of Borrowing, etc.........................................................  47
                  4.3    Financial Condition.....................................................................  48
                  4.4    No Material Adverse Change; No Restricted Junior Payments...............................  48
                  4.5    Title to Properties; Liens; Real Property...............................................  49
                  4.6    Litigation; Adverse Facts...............................................................  49
                  4.7    Payment of Taxes........................................................................  49
                  4.8    Performance of Agreements; Materially Adverse Agreements; Material
                           Contracts.............................................................................  50
                  4.9    Governmental Regulation.................................................................  50
                  4.10   Securities Activities...................................................................  50
                  4.11   Employee Benefit Plans..................................................................  51
                  4.12   Certain Fees............................................................................  51
                  4.13   Employee Matters........................................................................  51
                  4.14   Solvency................................................................................  51

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
                  4.15   Matters Relating to Collateral..........................................................  52
                  4.16   Disclosure..............................................................................  53
                  4.17   Insurance...............................................................................  53
                  4.18   Intellectual Property...................................................................  53
                  4.19   [Intentionally Omitted].................................................................  54
                  4.20   Environmental Protection................................................................  54
                  4.21   Year 2000 Compliance....................................................................  55

SECTION 5.  BORROWER'S AFFIRMATIVE COVENANTS.....................................................................  55
                  5.1    Financial Statements and Other Reports..................................................  55
                  5.2    Existence, etc..........................................................................  61
                  5.3    Payment of Taxes and Claims; Tax Consolidation..........................................  61
                  5.4    Maintenance of Properties; Insurance;
                          Application of Net Insurance/Condemnation Proceeds.....................................  62
                  5.5    Inspection Rights; Lender Meeting.......................................................  63
                  5.6    Compliance with Laws, etc...............................................................  64
                  5.7    Environmental Disclosure and Inspection.................................................  64
                  5.8    Compliance with Related Documents; Use of Proceeds......................................  67
                  5.9    Additional Real Property Collateral.....................................................  67
                  5.10   Dissolution of Inactive Subsidiaries....................................................  67

SECTION 6.  BORROWER'S NEGATIVE COVENANTS........................................................................  68
                  6.1    Indebtedness............................................................................  68
                  6.2    Liens and Related Matters...............................................................  69
                  6.3    Dividends; Seller Notes.................................................................  70
                  6.4    Investments; Joint Ventures.............................................................  71
                  6.5    Contingent Obligations..................................................................  71
                  6.6    Restricted Junior Payments..............................................................  71
                  6.7    Financial Covenant......................................................................  72
                  6.8    Restriction on Fundamental Changes; Asset Sales and Acquisitions........................  72
                  6.9    Sales and Lease-Backs...................................................................  73
                  6.10   Sale or Discount of Receivables.........................................................  73
                  6.11   Transactions with Shareholders and Affiliates...........................................  73
                  6.12   Disposal of Subsidiary Stock............................................................  73
                  6.13   Conduct of Business.....................................................................  74
                  6.14   Amendments of Waivers of Related Documents and Charter Documents........................  74
                  6.15   Fiscal Year.............................................................................  74

SECTION 7.  EVENTS OF DEFAULT....................................................................................  75
                  7.1    Failure to Make Payments When Due.......................................................  75
                  7.2    Default in Other Agreements.............................................................  75
                  7.3    Breach of Certain Covenants.............................................................  75
                  7.4    Breach of Warranty......................................................................  75
                  7.5    Other Defaults Under Loan Documents.....................................................  76

                                       ii

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
                  7.6    Involuntary Bankruptcy; Appointment of Receiver, etc....................................  76
                  7.7    Voluntary Bankruptcy; Appointment of Receiver, etc......................................  76
                  7.8    Judgments and Attachments...............................................................  77
                  7.9    Dissolution.............................................................................  77
                  7.10   Employee Benefit Plans..................................................................  77
                  7.11   Change in Control.......................................................................  77
                  7.12   Failure of Security or Guaranty.........................................................  77

SECTION 8.  MISCELLANEOUS........................................................................................  78
                  8.1    Assignments and Participations in Loans.................................................  78
                  8.2    Expenses................................................................................  79
                  8.3    Indemnity...............................................................................  80
                  8.4    Set-Off; Security Interest in Deposit Accounts..........................................  81
                  8.5    Amendments and Waivers..................................................................  81
                  8.6    Independence of Covenants...............................................................  81
                  8.7    Notices.................................................................................  81
                  8.8    Survival of Representations, Warranties and Agreements..................................  82
                  8.9    Failure or Indulgence Not Waiver; Remedies Cumulative...................................  82
                  8.10   Marshalling; Payments Set Aside.........................................................  82
                  8.11   Severability............................................................................  82
                  8.12   Headings................................................................................  83
                  8.13   Applicable Law..........................................................................  83
                  8.14   Successors and Assigns..................................................................  83
                  8.15   Consent to Jurisdiction and Service of Process..........................................  83
                  8.16   Waiver of Jury Trial....................................................................  84
                  8.17   Confidentiality.........................................................................  85
                  8.18   Counterparts; Effectiveness.............................................................  85

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
EXHIBITS

I-b               Form of Notice of Borrowing (Revolving Advance)
II                Form of Notice of Conversion/Continuation
III-b             Form of Revolving Note
IV                Form of Compliance Certificate
V-a               Form of Opinion of Pitney, Hardin, Kipp & Szuch
V-b               Form of Opinion of Dewey Ballantine
VI                Form of Assignment Agreement
VII               Form of Borrower Pledge Agreement
VIII              Form of Borrower Security Agreement
IX                Form of Subsidiary Guaranty
X                 Form of Subsidiary Security Agreement
XI                Form of Holdings Pledge Agreement
XII               Form of Landlord Consent
XIII              Form of Financial Condition Certificate
XIV               [Intentionally Omitted]
XV                Form of Stockholders' Agreement
XVI               Form of Seller Note Subordination Provisions
XVII              Form of Tax Sharing Agreement
XVIII             Form of Warrant


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
SCHEDULES

4.1(d)            Subsidiaries
4.1(f)            Collateral Matters
4.3               Financial Condition
4.4               No Material Adverse Change
4.5               Real Property Leases
4.6               Litigation; Adverse Facts
4.8               Material Contracts
4.12              Broker's Fee
4.17              Insurance
4.20              Environmental Matters
6.2               Existing Liens (including list of existing UCC filings)
6.3               Existing Subsidiaries

                      AMENDED AND RESTATED CREDIT AGREEMENT

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 10, 2000 and entered into between VIASOURCE COMMUNICATIONS, INC. (formerly known as THE RTK GROUP, INC.), a New Jersey corporation (together with its permitted successors and assigns, "BORROWER") and GENERAL ELECTRIC CAPITAL CORPORATION (together with its successors and assigns, "GECC" or "LENDER").

                                    RECITALS

                  Borrower and Lender entered into a Credit Agreement, dated as of September 7, 1999, as amended as of December 22, 1999 (as so amended, the "ORIGINAL CREDIT AGREEMENT"), pursuant to which Lender provided to Borrower a secured term loan in the initial principal amount of $15,000,000, the proceeds of which were utilized by Borrower to finance, in part, the Telecrafter Acquisition.

                  Borrower has requested, and Lender has agreed to provide Lender with a $15,000,000 senior secured revolving credit facility, the initial proceeds of which shall be contributed by Borrower to certain of its Domestic Subsidiaries to make payment in full of all Indebtedness outstanding under the Senior Credit Agreements, and ongoing proceeds of which shall be used for working capital needs, capital expenditures, acquisitions (each, to the extent permitted hereunder) and other general corporate purposes of Borrower and its Subsidiaries.

                  NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender hereby agree that the Original Credit Agreement is hereby AMENDED AND RESTATED as follows:

                                   SECTION 1.
                                  DEFINITIONS

         1.1      CERTAIN DEFINED TERMS.

                  The following terms used in this Agreement shall have the following meanings:

                  "ADJUSTED LIBOR RATE" means, for each Interest Period, a rate of interest determined by Lender equal to:

                           (a) the offered rate for deposits in United States Dollars for the applicable Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rate (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulation of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System.

                  If such interest rates shall cease to be available from Telerate News Service, the Adjusted LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Lender and Borrower.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGREEMENT" means this Amended and Restated Credit Agreement dated as of March __, 2000, as it may hereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms set forth herein.

                  "APPLICABLE MARGIN" means, with respect to any Loan, the percentage determined by reference to subsection 2.2(a).

                  "ASSET SALE" means the sale by Borrower or any of its Subsidiaries to any Person other than Borrower or any of its Subsidiaries of (i) any of the stock of any of the Subsidiaries, (ii) substantially all of the assets of any division or line of business of Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Borrower or any of its Subsidiaries outside of the ordinary course of business.

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit VI annexed hereto.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE LOAN" means a Loan bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2(a).

                  "BORROWER" has the meaning assigned to such term in the heading to this Agreement.

                  "BORROWER PLEDGE AGREEMENT" means the Pledge and Security Agreement executed and delivered by Borrower on the Initial Effective Date, substantially in the form of Exhibit VII annexed hereto, as such agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

                  "BORROWER SECURITY AGREEMENT" means Borrower Security Agreement executed and delivered by Borrower on the Initial Effective Date, substantially in the form of Exhibit VIII annexed hereto, relating to the Collateral owned by Borrower, as such agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

                  "BREAKAGE COSTS" means, to the extent that Lender is funding the maintenance of a Loan during such funding period at the Adjusted LIBOR Rate, during which the amount of such investment is reduced (in whole or in part) prior to the end of the period for which it was originally scheduled to remain outstanding (the amount of such reduced investment being referred to as the "Allocated Amount"), the excess of (a) the discount or interest that would have accrued on the Allocated Amount during the remainder of such funding period if such reduction had not occurred over (b) the income, if any, scheduled to be received by Lender from investing the Allocated Amount for the remainder of such funding period.

                  "BRIDGE LOAN" means that certain $5,000,000 bridge loan provided by Crest to Borrower to enable Borrower to redeem certain shares of capital stock held by existing shareholders, all pursuant to that certain Stock Purchase Agreement, dated as of June 14, 1999, by and among Crest, the Initial Investors and Borrower.

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or a LIBOR Rate Loan, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH COLLATERAL ACCOUNT" has the meaning assigned to that term in subsection 2.3(c).

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S");
(iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CHANGE OF CONTROL" means:

                           (a) Crest ceasing for any reason to legally own and control at least 13% (on a fully diluted basis) of the issued and outstanding shares of capital stock of Borrower entitled to vote (without regard to any contingency) for the election of members of the Board of Directors thereof;

                           (b) prior to the consummation of an Initial Public Offering, Crest ceasing for any reason to maintain those rights granted to it pursuant to Section 2.02 of the Stockholders' Agreement;

                           (c) the sale, lease, or transfer of all or substantially all of Borrower's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than a wholly-owned Subsidiary;

                           (d) the adoption of a plan relating to the liquidation or dissolution of Borrower; or

                           (e) the first day on which a majority of the members of Borrower's Boards of Directors are not individuals who on the Initial Effective Date are members of such Board of Directors or who were nominated for election or elected with the approval of a majority of the directors who were directors on the Initial Effective Date or whose nomination or election was previously so approved.

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock), and all Intellectual Property, in each case, in which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit IV annexed hereto delivered to Lender by Borrower pursuant to subsection 5.1(iv).

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) by Borrower and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any Fiscal Year, an amount (if positive) equal to (1) consolidated net income, plus (2) solely to the extent deducted in determining consolidated net income (a) consolidated depreciation, amortization, plus (b) Consolidated Interest Expense plus (or minus)(as the case may be) decreases (increases) in working capital, minus (3) the sum, without duplication, of (a) scheduled repayments of Consolidated Total Debt, (b) Consolidated Capital Expenditures, (c) Consolidated Interest Expense, plus or minus (as the case may be), (4) solely to the extent deducted in determining consolidated net income, extraordinary gains or losses which are cash items, and plus (5) taxes deducted in determining consolidated net income to the extent not paid for in cash.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest but excluding interest on the Seller Notes payable via issuance of payment-in-kind promissory notes the form of which are acceptable in form and substance to Lender in its reasonable discretion but excluding interest on the Seller Notes to the extent not paid in cash) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any commitment or other similar fees paid to Lender on or before the Initial Effective Date.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate amount of all Indebtedness that would be stated on the balance sheet of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CREST" means Crest Communications Partners LP, together with its successors and assigns.

                  "CRI" means Communications Resources Incorporated, together with its successors and assigns.

                  "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" means each Subsidiary of Borrower incorporated or organized in the United States of America or under the law of the United States of America or of any state thereof.

                  "EBITDA" with respect to Borrower and its Subsidiaries on a consolidated basis, means an amount equal to (a) consolidated net income of such Persons for such period, minus (b) the sum of (i) income tax credits, (ii) interest income,

(iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Consolidated Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any stock in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such person in the form of cash dividends or distributions; (2) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (3) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (4) any write-up of any assets; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (7) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (8) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary. For the purposes of calculating the Total Leverage Ratio, the income (or deficit) of any other Person accrued prior to the date such Person became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries, in all events pursuant to a Permitted Acquisition, shall be included in determining the consolidated net income of a Person.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is maintained or contributed to by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates or with respect to which Borrower or any of its Subsidiaries has liabilities.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, rules, regulations, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene or the protection of human, plant or animal health, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 1100l et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, is a member. Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA as a result of such affiliation with such former ERISA Affiliate.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is a reasonable likelihood for the assessment of liability in connection therewith, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Borrower or any of its Subsidiaries of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or
Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan maintained by Borrower or any of its Subsidiaries or against Borrower or any of its Subsidiaries in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code other than a Multiemployer Plan) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EVENT OF DEFAULT" means each of the events set forth in
Section 7.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "FACILITY" or "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Lender.

                  "FINANCIAL PLAN" has the meaning assigned to that term in subsection 5.1(xii).

                  "FIRST UNION L/C" means that certain letter of credit in the face amount of $500,000, Letter of Credit No. SM403725, issued by First Union Bank on 03/07/99 with an expiry date of 06/30/00 and naming CRI as applicant and Credit Protection Association, L.P. as beneficiary thereunder.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the 52/53 week fiscal period of Borrower and its Subsidiaries ending on the Saturday immediately preceding December 31 of each calendar year.

                  "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (x) the sum of (i) EBITDA minus (ii) Consolidated Capital Expenditures, minus (iii) income Taxes excluded in determining EBITDA, each as of end of any fiscal quarter, to (y) the sum of (i) mandatory principal payments on Consolidated Total Debt, plus (ii) Consolidated Interest Expense, in each case, for the twelve consecutive month period most recently ended, plus
(iii) dividends paid by Borrower to any member of the Investor Group for the 12 consecutive month period most recently ended.

                  "FOREIGN SUBSIDIARY" means each Subsidiary of Borrower other than a Domestic Subsidiary.

                  "FUNDING AND PAYMENT OFFICE" means (i) the office of Lender located at 2325 Lakeview Parkway, Suite 7000, Alpharetta, Georgia 30004-1976,
Attn: Account Manager -ViaSource, and for wire transfer purposes, Bankers Trust Company, New York, NY, ABA Routing No. 021001033, Credit Account No. 502-328-54, Account Name: GECC/CAF Depository -ViaSource, or (ii) such other office of Lender as may from time to time be hereafter designated as such in a written notice delivered by Lender to Borrower.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GECC STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement dated September 7, 1999 by and between GECC and Borrower.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to applicable Environmental Laws.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials which is regulated pursuant to applicable Environmental Laws, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HOLDINGS" means ViaSource Holdings, Inc., a Delaware corporation.

                  "HOLDINGS PLEDGE AGREEMENT" means the Holdings Pledge Agreement executed and delivered by Holdings on the Initial Effective Date, substantially in the form of Exhibit XI annexed hereto, as such agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

                  "INACTIVE SUBSIDIARY" means the Subsidiaries identified on
Schedule 4.1(d) hereto as inactive.

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements constitute Contingent Obligations, not Indebtedness.

                  "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 8.3.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 8.3.

                  "INITIAL EFFECTIVE DATE" means September 7, 1999.

                  "INITIAL INVESTORS" means Crest, Jackson National Life Insurance Company, Old Hickory Fund I, LLC, and BancBoston Investments Inc.

                  "INITIAL PUBLIC OFFERING" means an underwritten public offering of the common stock of the Borrower that generates cash proceeds to the Borrower of at least $50,000,000, pursuant to which the Term Loan is repaid in full upon the consummation (and with the proceeds) thereof.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in and necessary for the conduct of the business of Borrower and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2(b).

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Borrower or any of its Subsidiaries is a party.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the Initial Effective Date and from time to time thereafter, any successor statute and the Treasury regulations promulgated under the Internal Revenue Code.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by any Loan Party of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was a wholly-owned Subsidiary of such Loan Party), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person other than any Loan Party, of any equity Securities of such Loan Party, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrower or any of its Subsidiaries to any other Person (other than a wholly-owned Subsidiary of Borrower), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto minus, all cash returns of principal on such investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "INVESTOR GROUP" means the Initial Investors and the New Investors.

                  "ISSUANCE" means the issuance by any Loan Party of Indebtedness for borrowed money (other than the Obligations) or any equity security.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LANDLORD CONSENT" means, with respect to any Material Leasehold Property, a letter from the owner of such property substantially in the form of Exhibit XII, annexed hereto, satisfactory in form and substance to Lender, pursuant to which such owner agrees, for the benefit of Lender, (i) that without any further consent of such owner or any further action on the part of the Loan Party holding such Material Leasehold Property, such Material Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Lender, or an Affiliate of Lender so acquires such Material Leasehold Property), (ii) that such owner shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Lender notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Lender within such period, such longer period as may reasonably be required) to cure such default and (iii) to such other matters relating to such Material Leasehold Property as Lender may reasonable request.

                  "L/C ISSUER" has the meaning assigned to that term in subsection 2.3(a).

                  "L/C SUBLIMIT" has the meaning assigned to that term in subsection 2.3(a).

                  "LENDER" means General Electric Capital Corporation, together with its successors and permitted assigns pursuant to subsection 8.1.

                  "LETTER OF CREDIT" means a commercial or standby letter of credit issued for the account of Borrower by any L/C Issuer, or a banker's acceptance issued by Borrower, for which Lender has incurred Letter of Credit Obligations, and "LETTERS OF CREDIT" means all such Letters of Credit.

                  "LETTER OF CREDIT FEE" has the meaning assigned to that term in subsection 2.3(d).

                  "LETTER OF CREDIT OBLIGATIONS" means all outstanding obligations incurred by Lender at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Lender with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Lender thereupon or pursuant thereto.

                  "LIBOR RATE LOAN" means a Loan bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in subsection 2.2(a).

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN" means the Term Loan or the Revolving Loan, and "LOANS" means the Term Loan and the Revolving Loan, collectively.

                  "LOAN DOCUMENTS" means this Agreement, the Term Note, the Revolving Note, each Letter of Credit, each reimbursement agreement or guaranty by Lender with respect to any Letter of Credit, the Security Documents and all the other agreements, certificates of similar documents executed by a Loan Party hereunder or thereunder.

                  "LOAN PARTY" means Borrower and its current and future Subsidiaries but excluding Inactive Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                  "MANAGEMENT FEES" means any fee or other form of compensation to any member of the Investor Group (or any Affiliate of any member of the Investor Group) in compensation for services rendered or goods provided to Borrower or any Subsidiary thereof.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries (taken as a whole) or (ii) the impairment of the ability of any Loan Party to perform, or of Lender to enforce, the Obligations.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which Borrower or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

                  "MATERIAL LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee under any lease of real property set forth on Schedule
4.5 annexed hereto, and any other leasehold interest designated from time to time by Lender in its reasonable discretion as being required to be included in the Collateral that is designated by Lender as a "Material Leasehold Property" from time to time.

                  "MERGER AGREEMENT" means that certain Agreement and Plan of Merger, dated as of July 23, 1999, among Borrower, CRI Acquisition Corp., CRI and Crest/CRI LLC, pursuant to which Borrower acquired through merger the capital stock of CRI.

                  "MORTGAGE" means a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party as such instrument may be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale or Issuance, the cash proceeds received by the Loan Parties in connection with such transaction or transaction, minus the reasonable costs and expenses incurred in connection therewith.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Borrower or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof.

                  "NEW EFFECTIVE DATE" means the date on or before March __, 2000 on which the conditions set forth in subsection 3.2 are satisfied.

                  "NEW INVESTORS" means PNC Equity Management, Wood Street Partner, II and General Electric Capital Corporation.

                  "NOTE" means the Term Note or the Revolving Note, and "NOTES" means the Term Note and the Revolving Note, collectively.

                  "NOTICE OF BORROWING" means, with respect to the Revolving Note, a notice substantially in the form of Exhibit I-b annexed hereto delivered by Borrower to Lender pursuant to subsection 2.1(d) with respect to a proposed Revolving Advance.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Borrower to Lender pursuant to subsection 2.2(d) with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to a Loan and specified therein.

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Lender under the Loan Documents, whether for principal, interest, fees, expenses, reimbursement (with respect to Letters of Credit or otherwise) indemnification or otherwise.

                  "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its president or chief financial officer; provided, that every Officer's Certificate with respect to the compliance with a condition precedent to the making of the Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "O'LEARY SELLER NOTE" means that certain Subordinated Promissory Note in the initial principal amount of $1,538,932 issued by Borrower in favor of George O'Leary on January 3, 2000.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "ORIGINAL CREDIT AGREEMENT" has the meaning set forth in the recitals hereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ACQUISITION" means one or more related acquisitions of specified assets or no less than 80% of the issued and outstanding stock of a Person (other than a natural person or an Affiliate of a Loan Party), in each case, that is directly engaged (or, in the case of a holding company, whose Subsidiary is directly engaged) in the business of providing communication services on an outsourced basis and related activities, and that, at the time of such acquisition, would not result in the occurrence of a Default hereunder (and is effectuated at such time as no other Event of Default is continuing hereunder).

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Security Documents):

                           (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

                           (b) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                           (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                           (d) any attachment or judgment Lien not constituting an Event of Default under subsection 7.8;

                           (e) leases or subleases granted to third parties in accordance with any applicable terms of the Security Documents and not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                           (f) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                           (g) Liens arising from the filing of UCC financing statements for informational purposes in connection with operating leases entered into by any Loan Party;

                           (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                           (i) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                           (j) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Borrower and its Subsidiaries; and

                           (k) licenses of patents, trademarks and other intellectual property rights granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower or such Subsidiary.

                  "PERMITTED EQUITY FINANCING" means an Issuance of any equity security by Borrower, the Net Cash Proceeds of which are utilized exclusively to finance a Permitted Acquisition.

                  "PERMITTED LIENS" means Liens permitted pursuant to subsection 6.2(a).

                  "PERMITTED SUBORDINATED DEBT FINANCING" means an Issuance of Indebtedness for borrowed money by Borrower, the Net Cash Proceeds of which are utilized exclusively to finance a Permitted Acquisition, SO LONG AS, as of the date of incurrence thereof, any such Indebtedness contains subordination provisions no less favorable to Lender as those set forth in Exhibit XVI annexed hereto and pursuant to documentation containing interest rates, maturities, redemption provisions, covenants, defaults, remedies and subordination provisions reasonably acceptable to Lender.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PLEDGE AGREEMENTS" means the Borrower Pledge Agreement and the Holdings Pledge Agreement.

                  "PLEDGED COLLATERAL" means the "Pledged Collateral" as defined in the Borrower Pledge Agreement and the Holdings Pledge Agreement.

                  "PNC STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement dated September 7, 1999 by and between PNC Capital Corp. and Wood Street Partners, II and Borrower.

                  "PRIME RATE" means, for any day, a floating rate equal to the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15(519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent). Each change in any interest rate provided for in this Agreement based upon the Prime Rate shall take effect at the time of such change in the Prime Rate.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED DOCUMENTS" means, collectively, Merger Agreement, the PNC Stock Purchase Agreement, the GECC Stock Purchase Agreement and the Telecrafter Purchase Agreement.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to any Subordinated Indebtedness and (v) any payment of principal or interest with respect to the Seller Notes.

                  "REVOLVING ADVANCE" has the meaning assigned to that term in subsection 2.1(c).

                  "REVOLVING COMMITMENT" means the commitment of Lender to make Revolving Advances and incur Letter of Credit Obligations, which aggregate commitment shall be $15,000,000 on the New Effective Date, as such amount may be adjusted downward, if at all, from time to time in accordance with this Agreement.

                  "REVOLVING LOAN" means at any time, the sum of (i) the aggregate amount of Revolving Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower.

                  "REVOLVING NOTE" has the meaning assigned to that term in subsection 2.1(e).

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SECURITY AGREEMENTS" means the Borrower Security Agreement and the Subsidiary Security Agreements.

                  "SECURITY DOCUMENTS" means the Borrower Pledge Agreement (and the bailee letter relating thereto), the Borrower Security Agreement, the Subsidiary Guaranties, the Subsidiary Security Agreements, the Holdings Pledge Agreement and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Lender a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

                  "SELLER NOTES" means (i) that certain Subordinated Promissory
Note in the initial principal amount of $3,000,000, dated September 7, 1999, and issued by Telecrafter Acquisition Corp. in favor of Nassau Communications, Inc. and (ii) any other note issued by Borrower to the seller of assets or equity interests in connection with a Permitted Acquisition that contains subordination provisions no less favorable to Lender as those set forth in Exhibit XVI annexed hereto.

                  "SENIOR CREDIT AGREEMENTS" means:

                           (1) the Letter of Credit, Term Loan, Equipment Loan and Revolving Line of Credit Loan and Security Agreement, dated June 27, 1997, between Statewide Savings Bank, S.L.A., and RTK Corporation, Queens Cable Contractors, Inc., The RTK Group, Inc. (the corporate predecessor of Borrower), Wireless Cable Contractors, Inc., Roy D. Tartaglia and Richard A. Thomas, as amended by the First Amendment thereto, dated February 11, 1999,

                           (2) the Promissory Notes, dated, February 12, 1999, July 27, 1998 and December 22, 1998, issued by RTK Group, Inc.(the corporate predecessor of Borrower) and Queens Cable Contractors, Inc. in favor of 1st Constitution Bank,

                           (3) the Loan and Security Agreement, dated July 14, 1998, by and among Congress Financial Corporation and Communication Resources Incorporated, CRI Recoveries, L.P., CRI of Broward, L.P., Los Angeles CRI, L.L.C., Texas CRI, L.L.C., Pennsylvania CRI, L.L.C., and South Carolina CRI, L.L.C.,

                           (4) Agreement dated June 10, 1999 between Norwest Bank Colorado N.A. and Telecrafter; and

                           (5) The reimbursement obligation of CRI and CRI of Cherry Hill, Inc. to First Union Bank with respect to the First Union L/C.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STATED MATURITY DATE" means September 7, 2004.

                  "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement in substantially the form of Exhibit XV annexed hereto.

                  "STOCK PURCHASE AGREEMENT" means those Stock Purchase Agreements, each dated as of September 7, 1999 by and between each of the New Investors and Borrower, pursuant to which Borrower received from the New Investors $5,000,000 in capital contributions, which capital contributions were utilized to pay in full all amounts outstanding under the Bridge Loan on the Initial Effective Date.

                  "SUBORDINATED INDEBTEDNESS" means any Indebtedness of any Loan Party subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to Lender.

                  "SUBSIDIARY" means (i) with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (ii) with respect to Borrower and its Subsidiaries after the New Effective Date, such Persons acquired or formed as a "Subsidiary" in compliance with the provisions of Section 6.8 hereof, and (iii) on the New Effective Date, the following Persons are Subsidiaries of the Borrower:

                                    (i)     CRI;
                                    (ii)    Telecrafter Acquisition Corp.,a
                                            Delaware corporation;
                                    (iii)   RTK Corporation, a New Jersey
                                            corporation;
                                    (iv)    RT/Katek Communications Group of
                                            Puerto Rico, a Puerto Rico
                                            corporation;
                                    (v)     Queens Cable Contractors Inc., a New
                                            Jersey corporation;
                                    (vi)    The Drop Depot, Inc., a New Jersey
                                            corporation;
                                    (vii)   CRI of Cherry Hill, Inc., a Delaware
                                            corporation;
                                    (viii)  PC Network Solutions, Inc., a
                                            Delaware corporation; and
                                    (ix)    Holdings.

                  "SUBSIDIARY GUARANTOR" means each Domestic Subsidiary of Borrower (excluding any Inactive Subsidiary), and "SUBSIDIARY GUARANTORS" means all such Subsidiary Guarantors.

                  "SUBSIDIARY GUARANTY" means, collectively (i) the Subsidiary Guaranty executed and delivered by each Subsidiary Guarantor (other than Holdings) on the Initial Effective Date, substantially in the form of Exhibit IX-A, and (ii) the Holdings Guaranty executed and delivered by Holdings on the Initial Effective Date, substantially in the form of Exhibit IX-B annexed hereto, as such guaranties may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

                  "SUBSIDIARY SECURITY AGREEMENT" means, the Subsidiary Security Agreement executed and delivered by each Subsidiary Guarantor on the Initial Effective Date, substantially in the form of Exhibit X annexed hereto, relating to the Collateral owned by such each such Subsidiary, as such agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of Lender, its lending office) is located or in which that Person (and/or, in the case of Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of Lender, its lending office).

                  "TAX BENEFIT" has the meaning assigned to that term in subsection 2.8(b).

                  "TAX SHARING AGREEMENT" means the Tax Sharing Agreement in substantially the form of Exhibit XVII annexed hereto, as such agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

                  "TELECRAFTER" means Nassau Communications, Inc. (doing business as Telecrafter Services Corporation), together with its successors and assigns.

                  "TELECRAFTER ACQUISITION" means the acquisition by Telecrafter Acquisition Corp. of certain assets of Telecrafter pursuant to the Telecrafter Purchase Agreement.

                  "TELECRAFTER PURCHASE AGREEMENT" means that certain Asset Purchase Agreement, dated as of July 28, 1999, among Borrower, Telecrafter Acquisition Corp., Telecrafter, Bruce A. Nassau and Lurie S. Nassau.

                  "TERM LOAN" means the term loan made by Lender to Borrower pursuant to subsection 2.1(a) on the Initial Effective Date.

                  "TERM NOTE" means (i) the promissory term note of Borrower issued to Lender on the Initial Effective Date and (ii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 8.1(b) in connection with assignments of the Term Loan of Lender, in each case, substantially in the form of Exhibit III annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "TERMINATION DATE" means the earlier of (i) the Stated Maturity Date, or (ii) the date on which the Loans and other Obligations are declared immediately due and payable in accordance with Section 7.

                  "TOTAL LEVERAGE RATIO" means, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date to (ii) EBITDA for the twelve consecutive month period most recently ended.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "WARRANT" means that certain warrant, dated September 7, 1999,in the form attached as Exhibit XVIII annexed hereto, issued to General Electric Capital Corporation to purchase shares of common stock of Borrower, pursuant to that certain Stock and Warrant Purchase Agreement dated as of September 7, 1999.

                  "YEAR 2000 COMPLIANT" means, in regard to any Person, that all software, hardware, firmware, computer equipment and goods, or computer systems under such Person's control and material to the business operations or financial condition of such Person, will properly perform without error relating to date data during and after the year 2000.

                  1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lender pursuant to clauses (i), (ii) and
(iii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 4.3.

                  1.3 OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

                           (a) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                           (b) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                           (c) The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                           (d) All references contained herein to this Agreement, any other Loan Document, any Related Document or any other agreement or other instrument shall be a reference to such agreement or instrument as it may be amended, restated, supplemented, replaced or otherwise in a different form from time to time in accordance with the terms thereof and hereof.

                                   SECTION 2.
                                    THE LOAN

                  2.1 MAKING OF LOANS; NOTES.

                           (a) THE TERM LOAN. Pursuant to the terms and conditions of the Original Credit Agreement and in reliance upon the representations and warranties of Borrower therein set forth, on the Initial Effective Date Lender made a Term Loan to Borrower in the amount of $15,000,000, which Term Loan is evidenced by a Term Note delivered by Borrower to Lender substantially in the form of Exhibit III-a annexed hereto. On the New Effective Date, the outstanding principal amount outstanding on the Term Loan is $15,000,000.

                           (b) ALLOCATION. On the Initial Effective Date, Borrower delivered to Lender the Warrant simultaneously with the delivery of the Note. In order to establish the "issue price" within the meaning of section 1273(b) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations issued thereunder, of the Term Note, and for all other purposes of the Code, Borrower and Lender agree that the amount of the Term Loan allocated to the Warrant shall be $1,500,000 and the amount of the Term Loan allocated to the Term Note shall be $13,500,000.

                           (c) THE REVOLVING CREDIT FACILITY. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Lender agrees to make advances available to Borrower from time to time until the Termination Date (each, a "REVOLVING ADVANCE"). The Revolving Loan shall not at any time exceed the Revolving Commitment. Until the Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 2.1(c).

                           (d) BORROWING MECHANICS. Except with respect to automatic Revolving Advances made pursuant to subsection 2.3(b), Borrower shall deliver to Lender a Notice of Borrowing no later than 10:00 A.M. (New York time) at least three Business Days in advance of the date of each proposed Revolving Advance (in the case of a LIBOR Rate Loan) or at least one Business Day in advance of of the date of each proposed Revolving Advance (in the case of a Base Rate Loan). A Revolving Advance may be continued as or converted into a Base Rate Loan and LIBOR Rate Loan in the manner provided in subsection 2.2(d).

         Each Notice of Borrowing must be given in writing (by telecopy or overnight courier) and shall include the information required in such
         Exhibit I-b and such other information as may be required by Lender. If Borrower desires to have the Revolving Advances bear interest by reference to a LIBOR Rate, it must comply with the provisions of subsection 2.2, including subsection 2.2(d).

                           (e) REVOLVING NOTE. Borrower shall execute and deliver on the New Effective Date to Lender a Note substantially in the form of Exhibit III-b annexed hereto to evidence the Revolving Loan (the "REVOLVING NOTE"). The Revolving Note shall represent the obligation of Borrower to pay the amount of the aggregate unpaid principal amount of all Revolving Advances to Borrower together with interest thereon set forth herein and therein. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

                  2.2      INTEREST ON THE LOANS.

                           (a) RATE OF INTEREST. Subject to the provisions of subsections 2.7 and 2.8, the Loans shall bear interest on the unpaid principal amount thereof from the date made until paid in full (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR Rate. The applicable basis for determining the rate of interest with respect to the initial Revolving Advance on the New Effective Date shall be selected by Borrower at the time of delivery of a Notice of Borrowing pursuant to subsection 2.1(d). The rate of interest on the Term Loan on the New Effective Date is 11.12% (that is, the LIBOR Rate of 6.12% plus 5.0%) and the Interest Period with respect to such LIBOR Rate Loan expires on June 5, 2000.

                  Subject to the provisions of subsections 2.2(e) and 2.8, the Loans shall bear interest until paid in full as follows:

                                    (i)      if a Base Rate Loan, then at the
                                             sum of the Base Rate plus the
                                             Applicable Margin per annum; or

                                    (ii)     if a LIBOR Rate Loan, then at the
                                             sum of the Adjusted LIBOR Rate plus
                                             the Applicable Margin per annum.

                  The "APPLICABLE MARGIN" for Term Loans that are Base Rate Loans and LIBOR Rate Loans shall be determined quarterly, based upon the calculation of the Total Leverage Ratio for the prior fiscal quarter, as follows:

----------------------------------------------------------------------------------------------------
                                             APPLICABLE MARGIN FOR                APPLICABLE MARGIN
        TOTAL LEVERAGE RATIO                    LIBOR RATE LOANS                 FOR BASE RATE LOANS
----------------------------------------------------------------------------------------------------
less than or equal to 1.0x                            4.0%                              2.75%
----------------------------------------------------------------------------------------------------
greater than 1.0x                                     5.0%                              3.75%
----------------------------------------------------------------------------------------------------

                  The "APPLICABLE MARGIN" for Revolving Loans that are Base Rate Loans and LIBOR Rate Loans shall be as follows:

-------------------------------------------------------------------
        APPLICABLE MARGIN FOR                 APPLICABLE MARGIN FOR
          LIBOR RATE LOANS                       BASE RATE LOANS
-------------------------------------------------------------------
                2.75%                                 1.50%
-------------------------------------------------------------------

                           (b) INTEREST PERIODS. In connection with a LIBOR Rate Loan, the interest period (each an "INTEREST PERIOD") to be applicable to the Loans shall be a 1, 2, 3 or 6 month period, as selected by Borrower; provided, that:

                                    (i)     in the case of immediately
                                            successive Interest Periods
                                            applicable to a LIBOR Rate Loan
                                            continued as such pursuant to a
                                            Notice of Conversion/Continuation,
                                            each successive Interest Period
                                            shall commence on the day on which
                                            the next preceding Interest Period
                                            expires;

                                    (ii)    if an Interest Period would
                                            otherwise expire on a day that is
                                            not a Business Day, such Interest
                                            Period shall expire on the next
                                            succeeding Business Day; provided,
                                            that, if any Interest Period would
                                            otherwise expire on a day that is
                                            not a Business Day but is a day of
                                            the month after which no further
                                            Business Day occurs in such month,
                                            such Interest Period shall expire on
                                            the next preceding Business Day;

                                    (iii)   any Interest Period that begins on
                                            the last Business Day of a calendar
                                            month (or on a day for which there
                                            is no numerically corresponding day
                                            in the calendar month at the end of
                                            such Interest Period) shall, subject
                                            to clause (v) of this subsection
                                            2.2(b), end on the last Business Day
                                            of a calendar month; and

                                    (iv)    no Interest Period with respect to
                                            any portion of the Loans shall
                                            extend beyond the Termination Date.

                           (c) INTEREST PAYMENTS. Subject to the provisions of subsection 2.2(e), interest on the Loans shall be payable on the last day of each Interest Period with respect to LIBOR Rate Loans, and the last Business Day of each quarter with respect to Base Rate Loans; provided, that, interest with respect to a LIBOR Rate Loan with a 6-month Interest Period shall be payable at the end of the third and sixth months of such Interest Period.

                           (d) CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.7, Borrower shall have the option (i) to convert at any time a Loan bearing interest at a rate determined by reference to one basis to the alternative basis or (ii) upon the expiration of an Interest Period applicable to a Loan bearing interest at the LIBOR Rate, to continue a Loan as a LIBOR Rate Loan; provided, however, that a LIBOR Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; and provided, further, that no Loan may be made as or converted into a Base Rate Loan during the period from December 24 of any year to and including January 7 of the immediately succeeding year for the purpose of investing in securities bearing interest at a rate determined by reference to any other basis for the purpose of arbitrage or speculation.

                           Borrower shall deliver a Notice of
         Conversion/Continuation to Lender no later than 10:00 A.M. (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day),
         (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, that no Default or Event of Default has occurred and is continuing, (v) with respect to each LIBOR Rate Loan, whether such LIBOR Rate Loan will be for 1, 2, 3 or 6 months. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Lender telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(d); provided, that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Lender on or before the proposed conversion/continuation date, and provided, further, that no more than five LIBOR Rate Loans shall be outstanding at any one time.

                  Lender shall not incur any liability to Borrower in acting upon any telephonic notice referred to above that Lender believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2(d), and upon conversion or continuation of the applicable basis for determining the interest rate with respect to a Loan in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

                  Except as otherwise provided in subsections 2.7(b), 2.7(c) and 2.7(g), a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

                  (e) DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of the Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for a Term Loan that is a Base Rate Loan); provided, that, in the case of a LIBOR Rate Loan, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loan shall thereupon become a Base Rate Loan and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for a Term Loan that is Base Rate Loan. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2(e) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

                  (f) COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of a Base Rate Loan, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of a LIBOR Rate Loan, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on the Loans, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  2.3      LETTERS OF CREDIT.

                           (a) ISSUANCE. Subject to the terms and conditions of
this Agreement, Lender agrees to incur, from time to time prior to the Termination Date, upon the request of Borrower and for the account of Borrower or a Subsidiary, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Borrower and acceptable to Lender in its sole discretion (each, an "L/C ISSUER")) naming as account party Borrower or a Subsidiary, in each case guaranteed by Lender. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the leasser of (i) $3,000,000 (the "L/C SUBLIMIT"), and (ii) the Revolving Commitment minus the aggregate outstanding principal balance of the

Revolving Advances. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and Lender shall not be under any obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date which is later than the Termination Date.

                           (b) ADVANCES AUTOMATIC. In the event that Lender
shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Advance under Section 2.1(c) hereof regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth herein.

                           (c) CASH COLLATERAL. If Borrower is required to
provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Termination Date, Borrower will pay to Lender cash or Cash Equivalents in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Lender in a cash collateral account (the "CASH COLLATERAL ACCOUNT") maintained at a bank or financial institution acceptable to Lender. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of and in a manner satisfactory to Lender. Borrower hereby pledges and grants to Lender a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time, and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due.

                           If any Letter of Credit Obligations, whether or not
then due and payable, shall for any reason be outstanding on the Termination Date, Borrower shall either (i) provide cash collateral therefor in the manner described above, (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a bank or financial institution, and shall be subject to such terms and conditions, in each case, as satisfactory to Lender in its sole discretion.

                           From time to time after funds are deposited in the
Cash Collateral Account by Borrower, whether before or after the Termination Date, Lender may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any Obligations, in such order as Lender may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit Obligations and, upon the satisfaction in full of all Letter of Credit Obligations, to any other Obligations then due and payable.

                           Neither Borrower nor any Person claiming on behalf of
or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lender in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

                           (d) FEES AND EXPENSES. Borrower agrees to pay to
Lender for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Lender on account of such Letter of Credit Obligations, and
(ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "LETTER OF CREDIT FEE") in an amount equal to the per annum rate of the Applicable Margin for Revolving Loans that are LIBOR Rate Loans multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Lender in arrears, on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                           (e) REQUEST FOR INCURRENCE OF LETTER OF CREDIT
OBLIGATIONS. Borrower shall give Lender at least two Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Lender may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Lender and the L/C Issuer.

                           (f) OBLIGATIONS ABSOLUTE. The obligation of Borrower
to reimburse Lender for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities. Such obligations of Borrower shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                               (i) any lack of validity or enforceability of any Letter of Credit, the Agreement or the other Loan Documents or any other agreement;

                           (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates or Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                           (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) payment by Lender (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

                           (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                           (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  (g) INDEMNIFICATION; NATURE OF LENDER'S DUTIES.

                           (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees) which Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Lender (as finally determined by a court of competent jurisdiction).

                           (ii) As between Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that, in the case of any payment by Lender under any Letter of Credit or guaranty thereof, Lender shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder or under the Agreement.

                           (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities contained in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

         2.4 REPAYMENTS, PREPAYMENTS AND REDEMPTION OF LOAN; GENERAL PROVISIONS REGARDING PAYMENTS.

                           (a) REPAYMENT OF LOAN. The aggregate principal amount of, and interest on, the Loans shall be due and payable in full on the Termination Date.

                           (b) VOLUNTARY PREPAYMENTS. Borrower may, upon not less than ten days' prior written or telephonic notice given to Lender by Noon (New York time) on the date required and, if given by telephone, promptly confirmed in writing to Lender, at any time and from time to time (i) voluntarily prepay all or part of the Term Loan, or (ii) voluntarily prepay all or part of the Revolving Loan on any Business Day in whole or in part in an aggregate minimum amount of

         $100,000 and integral multiples of $100,000 in excess of that amount; provided, that if such prepayment does not occur on the expiration of the Interest Period applicable thereto, Lender shall be entitled to receive Breakage Costs from Borrower. Notice of prepayment having been given as aforesaid, the principal amount of such Loan specified in such notice shall become due and payable on the prepayment date specified therein. Each notice of partial prepayment shall designate the Loan or other Obligations to which such prepayment is to be applied, provided, that amounts repaid on the Term Loan pursuant to this subsection shall be applied to the Term Loan in inverse order of scheduled maturities. Amounts prepaid on the Term Loan may not be reborrowed.

                           (c) TERMINATION OR REDUCTION OF REVOLVING COMMITMENT. Borrower may at any time on at least ten days' prior written notice to Lender terminate or reduce the Revolving Commitment or the L/C Sublimit in whole or in part in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount; provided, that the Revolving Commitment shall not be reduced to an amount less than the L/C Sublimit, and provided, further, in no event shall the L/C Sublimit be reduced or terminated below the amount of Letter of Credit Obligations outstanding as of such date. Simultaneously (and as a condition to) such termination or reduction of the Revolving Commitment or the L/C Sublimit, all Revolving Loans and other Obligations in excess of the Revolving Commitment (as so reduced) shall be immediately due and payable in full. If such payment does not occur on the expiration of the Interest Period applicable thereto, Lender shall be entitled to receive Breakage Costs from Borrower. Upon any such prepayment and reduction or termination of the Revolving Commitment or the L/C Sublimit, Borrower's right to request Revolving Advances, or request that Letter of Credit Obligations (and the related L/C Sublimit) be incurred on its behalf shall simultaneously be permanently reduced or terminated, as the case may be.

                           (d) PREPAYMENT PREMIUM. Borrower shall pay a prepayment premium with respect to the Term Loan equal to 1% of the amount of such prepayment with respect to any voluntary prepayment made prior to September 7, 2000.

                           (e) SCHEDULED MANDATORY PREPAYMENTS. Borrower shall, until payment in full of the Term Loan and subject to earlier prepayment and payment as hereinafter provided, make installment payments in respect of the principal of the Term Loan to Lender on the dates (unless such date is not a Business Day, in which case, such payment shall be made on the next succeeding Business Day) and in the amounts set forth below.

                  Payment Date                                                  Installment Amount
                  ------------                                                  ------------------

         December 31, 2000, March 31, 2001                                           $468,750.00
         June 30, 2001 and September 30, 2001

         December 31, 2001, March 31, 2002                                           $937,500.00
         June 30, 2002, September 30, 2002
         December 31, 2002, March 31, 2003
         June 30, 2003 and September 30, 2003

         December 31, 1 2003, March 31, 2004                                       $1,406,250.00
         June 30, 2004 and September 7, 2004

         provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan.

                           (f) MANDATORY PREPAYMENTS -- ASSET SALES. Borrower shall, until payment in full of the Term Loan and subject to earlier prepayment and payment as hereinafter provided, make prepayments in respect of the principal of the Term Loan to Lender concurrently with any Asset Sale, in an amount equal to the Net Cash Proceeds of such Asset Sale, as follows: first, to the Term Loan, until the Term Loan is paid in full, and second, to the Revolving Loan (and in permanent reduction of the Revolving Commitment), until the Revolving Loan is paid in full (and the Revolving Commitment is reduced to zero). Amounts repaid pursuant to this subsection shall be applied on the Term Loan in inverse order of scheduled maturities.

                           (g) MANDATORY PREPAYMENTS -- ISSUANCES. Borrower shall, until payment in full of the Term Loan and subject to earlier prepayment and payment as hereinafter provided, make a prepayment in respect of the principal of the Term Loan to Lender concurrently with any Issuance (other than an Issuance with respect to a Permitted Subordinated Debt Financing), of a percentage of the Net Cash Proceeds of such Issuance, as follows:

                  Aggregate Amount of Proceeds from                   Percentage of Net Cash Proceeds
                  Such Issuance Plus all Prior and                    From Such Issuance To Be Applied
                  Simultaneous Issuances                              As Term Loan Prepayment
                  ----------------------                              -----------------------
                  $0 to $5,000,000                                                  0%

                  $5,000,001 to $10,000,000                                        50%

                  Over $10,000,000                                                100%


         Amounts repaid pursuant to this subsection shall be applied on the Term Loan in inverse order of scheduled maturities.

                           (h) MANDATORY PREPAYMENTS -- CONSOLIDATED EXCESS CASH FLOW. Borrower shall, until payment in full of the Term Loan and subject to earlier prepayment and payment as hereinafter provided, make prepayments in respect of the principal of the Term Loan to Lender not later than 90 days following the end of each Fiscal Year, a prepayment equal to (x) 25% of Consolidated Excess Cash Flow with respect to the Fiscal Year ending on or about December 31, 2000, and (y) 50% of Consolidated Excess Cash Flow with respect to each subsequent Fiscal Year. Amounts repaid pursuant to this subsection shall be applied on the Term Loan in inverse order of scheduled maturities

                           (i)      GENERAL PROVISIONS REGARDING PAYMENTS.

                                    (i)      Manner and Time of Payment. All
                                             payments by Borrower of principal,
                                             interest, fees and other
                                             Obligations hereunder and under the
                                             Notes shall be made in Dollars in
                                             same day funds, without defense,
                                             setoff or counterclaim, free of any
                                             restriction or condition, and
                                             delivered to Lender not later than
                                             12:00 Noon (New York time) on the
                                             date due at the Funding and Payment
                                             Office; funds received by Lender
                                             after that time on such due date
                                             shall be deemed to have been paid
                                             by Borrower on the next succeeding
                                             Business Day.

                                    (ii)     Payments on Business Days. Whenever
                                             any payment to be made hereunder
                                             shall be stated to be due on a day
                                             that is not a Business Day, such
                                             payment shall be made on the next
                                             succeeding Business Day and such
                                             extension of time shall be included
                                             in the computation of the payment
                                             of interest hereunder or of fees
                                             hereunder, as the case may be.

                                    (iii)    Notation of Payment. Lender agrees
                                             that before disposing of the Notes
                                             held by it, or any part thereof
                                             (other than by granting
                                             participations therein), that
                                             Lender will make a notation thereon
                                             of all principal payments
                                             previously made thereon and of the
                                             date to which interest thereon has
                                             been paid; provided, that the
                                             failure to make (or any error in
                                             the making of) any notation under
                                             any Note shall not limit or
                                             otherwise affect the obligations of
                                             Borrower hereunder or under such
                                             Note with respect to the unpaid
                                             portion of the Obligations.

                  (j) APPLICATION OF NET CASH PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

                                    (i)      Application of Net Cash Proceeds of
                                             Collateral. All Net Cash Proceeds
                                             received by Lender in respect of
                                             any sale of, collection from, or
                                             other realization upon all or any
                                             part of the Collateral under any

                                             Security Document may, in the
                                             discretion of Lender, be held by
                                             Lender as Collateral for, and/or
                                             (then or at any time thereafter)
                                             applied in full or in part by
                                             Lender against, the applicable
                                             Secured Obligations (as defined in
                                             such Security Document) in the
                                             following order of priority:

                                              1)     To the payment of all costs
                                                     and expenses of such sale,
                                                     collection or other
                                                     realization, including
                                                     reasonable compensation to
                                                     Lender and its counsel, and
                                                     all other expenses,
                                                     liabilities and advances
                                                     made or incurred by Lender
                                                     in connection therewith,
                                                     and all amounts for which
                                                     Lender is entitled to
                                                     indemnification under such
                                                     Security Document and all
                                                     advances made by Lender
                                                     thereunder for the account
                                                     of the applicable Loan
                                                     Party, and to the payment
                                                     of all costs and expenses
                                                     paid or incurred by Lender
                                                     in connection with the
                                                     exercise of any right or
                                                     remedy under such Security
                                                     Document, all in accordance
                                                     with the terms of this
                                                     Agreement and such Security
                                                     Document;

                                             2)      thereafter, to the extent
                                                     of any excess such Net Cash
                                                     Proceeds, to the payment of
                                                     all other such Secured
                                                     Obligations for the ratable
                                                     benefit of the holders
                                                     thereof, and

                                             3)      thereafter, to the extent
                                                     of any excess such Net Cash
                                                     Proceeds, to the payment to
                                                     or upon the order of such
                                                     Loan Party or to whosoever
                                                     may be lawfully entitled to
                                                     receive the same or as a
                                                     court of competent
                                                     jurisdiction may direct.

                                    (ii)     Application of Payments Under
                                             Subsidiary Guaranty. All payments
                                             received by Lender under the
                                             Subsidiary Guaranty shall be
                                             applied promptly from time to time
                                             by Lender in the following order of
                                             priority:

                                             1)      To the payment of the costs
                                                     and expenses of any
                                                     collection or other
                                                     realization under the
                                                     Subsidiary Guaranty,
                                                     including reasonable
                                                     compensation to Lender and
                                                     its counsel, and all
                                                     expenses, liabilities and
                                                     advances made
                                                     or incurred by Lender in
                                                     connection therewith, all
                                                     in accordance with the
                                                     terms of this Agreement
                                                     and the Subsidiary
                                                     Guaranty;

                                             2)      thereafter, to the extent
                                                     of any excess such
                                                     payments, to the payment of
                                                     all other Guarantied
                                                     Obligations (as defined in
                                                     the Subsidiary Guaranty)
                                                     for the ratable benefit of
                                                     the holders thereof, and

                                             3)      thereafter, to the extent
                                                     of any excess such
                                                     payments, to the payment to
                                                     the applicable Subsidiary
                                                     Guarantor or to whosoever
                                                     may be lawfully entitled to
                                                     receive the same or as a
                                                     court of competent
                                                     jurisdiction may direct.

                  2.5 UNUSED FACILITY FEE. Borrower agrees to pay to Lender, in arrears, on the first Business Day of each month prior to the Termination Date and on the Termination Date, a fee for Borrower's non-use of available funds under the Revolving Loan facility in an amount equal to 0.50% per annum (calculated on the basis of a 360-day year for actual days elapsed) of the difference between (x) the Revolving Commitment (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan outstanding during the period for which such fee is due.

                  2.6      USE OF PROCEEDS.

                           (a) REVOLVING LOAN. The proceeds of the initial Revolving Advance on the New Effective Date shall be contributed by Borrower to certain of its Domestic Subsidiaries to make payment in full of all Indebtedness outstanding under the Senior Credit Agreements. The ongoing proceeds of Revolving Advances shall be applied by Borrower for working capital needs, capital expenditures, acquisitions (each, to the extent permitted hereunder) and other general corporate purposes of Borrower and its Subsidiaries.

                           (b) MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                  2.7      SPECIAL PROVISIONS GOVERNING LIBOR RATE LOAN.

                  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to a LIBOR Rate Loan as to the matters covered:

                           (a) DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loan for which an interest rate is then being determined for the applicable (as designated by Borrower) 1, 2, 3 or 6-month Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower.

                           (b) INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to a LIBOR Rate Loan, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to the Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Lender shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower of such determination, whereupon (i) such Loan may not be made as, or converted to, a LIBOR Rate Loan until such time as Lender notifies Borrower that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to a Loan in respect of which such determination was made shall be deemed to be rescinded by Borrower.

                           (c) ILLEGALITY OR IMPRACTICABILITY OF LIBOR RATE LOAN. In the event that on any date Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its LIBOR Rate Loan (i) has become unlawful as a result of compliance by Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of Lender in that market, then, and in any such event, Lender shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower of such determination. Thereafter (a) the obligation of Lender to make Loans as, or to convert the Loan to, a LIBOR Rate Loan shall be suspended until such notice shall be withdrawn by Lender, (b) to the extent such determination by Lender relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a

         Notice of Borrowing or a Notice of Conversion/Continuation, Lender shall make a Loan as (or convert a Loan to, as the case may be) a Base Rate Loan, (c) Lender's obligation to maintain its outstanding LIBOR Rate Loan (the "AFFECTED LOAN") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loan or when required by law, and (d) the Affected Loan shall automatically convert into a Base Rate Loan on the date of such termination. Notwithstanding the foregoing, to the extent a determination by Lender as described above relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of subsection 2.7(d), to rescind such Notice of Borrowing or Notice of Conversion/Continuation by giving notice (by telefacsimile or by telephone confirmed in writing) to Lender of such rescission on the date on which Lender gives notice of its determination as described above (which notice of rescission Lender shall promptly transmit to each other Lender).

                           (d) COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Borrower shall compensate Lender, upon written request by Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loan and any loss, expense or liability sustained by Lender in connection with the liquidation or re-employment of such funds) which Lender may sustain:
         (i) if for any reason (other than a default by Lender) a borrowing of a LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of a LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of a LIBOR Rate Loan occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of its LIBOR Rate Loan is not made on any date specified in a notice of prepayment given by Borrower, or (iv) as a consequence of any other default by Borrower in the repayment of their LIBOR Rate Loan when required by the terms of this Agreement.

                           (e) BOOKING OF LIBOR RATE LOAN. Lender may make, carry or transfer the LIBOR Rate Loan at, to, or for the account of any of its branch offices or the office of an Affiliate of Lender, but in any such event without discharging Lender from its obligations to make Loans subject to and in accordance with the provisions this Agreement.

                           (f) ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOAN. Calculation of all amounts payable to Lender under this subsection 2.7 and under subsection 2.8(a) shall be made as though Lender had actually funded its LIBOR Rate Loan through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of the LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of Lender to a domestic office of Lender in the United States of America; provided, however, that Lender may fund its LIBOR Rate Loan in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.7 and under subsection 2.8(a).

                           (g) LIBOR RATE LOAN AFTER DEFAULT. After the occurrence of and during the continuation of a Default or an Event of Default, (i) Borrower may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for the Loans and (ii) subject to the provisions of subsection 2.7(d), any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrower.

                  2.8      INCREASED COSTS, TAXES; CAPITAL ADEQUACY.

                           (a) COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.8(b) (which shall be controlling with respect to the matters covered thereby), in the event that Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Initial Effective Date, or compliance by Lender with any guideline, request or directive issued or made after the Initial Effective Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                                    (i)     subjects Lender (or its applicable
                                            lending office) to any additional
                                            Tax (other than any Tax on the
                                            overall net income of Lender) with
                                            respect to this Agreement or any of
                                            its obligations hereunder or any
                                            payments to Lender (or its
                                            applicable lending office) of
                                            principal, interest, fees or any
                                            other amount payable hereunder;

                                    (ii)    imposes, modifies or holds
                                            applicable any reserve (including
                                            any marginal, emergency,
                                            supplemental, special or other
                                            reserve), special deposit,
                                            compulsory loan, FDIC insurance or
                                            similar requirement against assets
                                            held by, or deposits or other
                                            liabilities in or for the account
                                            of, or advances or loans by, or
                                            other credit extended by, or any
                                            other acquisition of funds by, any
                                            office of Lender

                                             (other than any such reserve or
                                             other requirements with respect to
                                             a LIBOR Rate Loan that are
                                             reflected in the definition of
                                             Adjusted LIBOR Rate); or

                                    (iii)    imposes any other condition (other
                                             than with respect to a Tax matter)
                                             on or affecting Lender (or its
                                             applicable lending office) or its
                                             obligations hereunder or the London
                                             interbank market;

         and the result of any of the foregoing is to increase the cost to Lender of agreeing to make, making or maintaining the Loans hereunder or to reduce any amount received or receivable by Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as Lender in its sole discretion shall determine) as may be necessary to compensate Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided, however, that for purposes of this sentence, the final U.S. Treasury regulations that were issued October 6, 1997 and subsequently amended with respect to the withholding of United States federal income tax (the "NEW WITHHOLDING REGULATIONS") shall not be considered to constitute any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court of governmental authority, in each case that becomes effective after the Initial Effective Date, notwithstanding that the New Withholding Regulations generally are only effective for payments made after December 31, 2000. Lender shall deliver to Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this subsection 2.8(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                           (b) WITHHOLDING OF TAXES. All sums payable by Borrower under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment. If Borrower pays an additional amount pursuant to subsection 2.8(a) or (b) with respect to Taxes imposed on any payments made to or on behalf of Lender (including any Lender that is an assignee or transferee of an interest under this Agreement pursuant to subsection 8.1) and such Lender determines in its good faith discretion that it has actually received or realized in connection therewith any refund of Tax, or any reduction of, or credit against, its Tax liabilities (a "TAX BENEFIT"), such Lender shall pay to Borrower an amount that such Lender shall, in its good faith discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender as a consequence of such refund, reduction or credit; provided, however, that (i) such Lender may determine, in its good faith discretion consistent with the policies of such Lender, whether to seek a Tax Benefit and (ii) nothing in this subsection 2.8(b) shall require such Lender to disclose any confidential information to Borrower (including its tax returns).

                           (c) TAX FORMS. Lender represents that as of the Initial Effective Date all payments to be made to it by Borrower pursuant to this Agreement and the other Loan Documents will be totally exempt from the withholding of United States federal tax. Lender agrees to deliver to Borrower on or prior to the Initial Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to subsection 8.1 on the date of such assignment or transfer to such Lender, the appropriate Internal Revenue Service forms or certificates that establish such Lender's entitlement to a complete exemption from the withholding of United States federal tax with respect to payments to be made pursuant to this Agreement and the other Loan Documents. In addition, Lender (including any Lender that is an assignee or transferee of an interest under this Agreement pursuant to subsection 8.1) agrees that (i) from time to time after the Initial Effective Date, when a lapse in time or change in circumstance renders the previous Internal Revenue Service forms or certificates obsolete or inaccurate in any material respect, or (ii) upon Borrower's reasonable request after the occurrence of any other event requiring the delivery of an Internal Revenue Service form or certificate in addition to or in replacement of the forms or certificates previously delivered, it will deliver to Borrower such Internal Revenue Service forms or certificates as may be required in order to confirm or establish such Lender's entitlement to a continued exemption from the withholding of United States federal tax with respect to payments to be made under this Agreement and the other Loan Documents. Notwithstanding anything to the contrary contained in subsection 2.8(b), but subject to subsection 2.8(a), Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from amounts payable hereunder for the account of Lender (including any Lender that is an assignee or transferee of any interest under this Agreement pursuant to subsection 8.1) and Borrower shall not be obligated pursuant to subsection 2.8(b) to gross-up payments to be made to such Lender in respect of such Taxes to the extent that such Lender has not provided to Borrower the appropriate Internal Revenue Service forms or certificates that establish a complete exemption from such deduction or withholding.

                           (d) CAPITAL ADEQUACY ADJUSTMENT. If Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Initial Effective Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of, or with reference to, Lender's Loan or other obligations hereunder with respect to the Loan to a level below that which Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from Lender of the statement referred to in the next sentence, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender or such controlling corporation on an after-tax basis for such reduction. Lender shall deliver to Borrower a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  2.9      GUARANTIES OF AND SECURITY FOR THE OBLIGATIONS.

                           (a) BORROWER AND ITS SUBSIDIARIES. (i) Subsidiary Guarantors shall guaranty the Obligations of Borrower pursuant to the Subsidiary Guaranties and (ii) to secure the full performance of the Obligations (a) Borrower shall grant to Lender a duly perfected first priority Lien on all of the issued and outstanding capital stock of Holdings, and (b) Borrower and Subsidiary Guarantors shall grant to Lender a duly perfected first priority Lien on all real, personal and mixed Collateral of Borrower and Subsidiary Guarantors, now owned or hereafter acquired, which Lender may request. Borrower and Subsidiary Guarantors shall execute and deliver any and all Security Documents including, without limitation, the Borrower Pledge Agreement, the Borrower Security Agreement, the Holdings Pledge Agreement, financing statements, termination statements, collateral search reports, title reports, title insurance, landlord waivers and consents, trademark documentation, opinions of counsel and such other perfection documents, instruments, information and materials with respect to the Collateral and Pledged Collateral as Lender may reasonably request. All of the foregoing shall be in form and substance reasonably satisfactory to Lender.

                           (b) FURTHER ASSURANCES; ADDITIONAL SECURITY. Borrower shall, and shall cause each other Loan Party (whether now or hereafter acquired or existing) to, from time to time, execute and deliver to Lender such additional Security Documents, statements, documents, agreements and reports as it may from time to time reasonably request to evidence, perfect or otherwise implement or assure the security for repayment of the Obligations; provided, that, no Loan Party shall be required to provide any different type of Collateral from that contemplated for such by the Security Documents to which it is a party as of the

Initial Effective Date. All reinsurance policies shall include direct access agreements reasonably acceptable to Lender.



                                   SECTION 3.
                             CONDITIONS TO THE LOANS

                  The obligations of Lender to make the Loan hereunder are subject to the satisfaction of the following conditions.

                  3.1 CONDITIONS TO EFFECTIVENESS ON INITIAL EFFECTIVE DATE. [Intentionally Omitted]

                  3.2 CONDITIONS TO EFFECTIVENESS ON NEW EFFECTIVE DATE.

                  The amendment and restatement of the Original Credit Agreement contemplated hereunder shall become effective only upon, and the obligations of Lender to make the Loan on the New Effective Date, are subject to, prior or concurrent satisfaction of the following conditions:

                           (a) BORROWER AND SUBSIDIARY GUARANTORS DOCUMENTS. On or before the New Effective Date, Borrower shall, and shall cause each Subsidiary Guarantor to, deliver to Lender the following with respect to Borrower or such Subsidiary Guarantor, as the case may be, each, unless otherwise noted, dated the New Effective Date:

                                    (i)      Resolutions of the Board of
                                             Directors of such Person approving
                                             and authorizing the execution,
                                             delivery and performance of the
                                             Loan Documents to which it is a
                                             party, certified as of the New
                                             Effective Date by the corporate
                                             secretary or an assistant secretary
                                             of such Person as being in full
                                             force and effect without
                                             modification or amendment;

                                    (ii)     Signature and incumbency
                                             certificates of the officers of
                                             such Person executing the Loan
                                             Documents to which it is a party;

                                    (iii)    Executed originals of (A) in the
                                             case of Borrower, this Agreement,
                                             the Revolving Note (duly executed
                                             in accordance with subsection
                                             2.1(e)) and amendments and
                                             confirmations to the other Loan
                                             Documents to which it is a party,
                                             and (B) updates to the Schedules to
                                             those attached to the Original
                                             Credit Agreement such that the
                                             information contained therein is
                                             true, complete and correct as of
                                             the New Effective Date; and

                                    (iv)     Such other documents as Lender may
                                             reasonably request.

                           (b) NO MATERIAL ADVERSE EFFECT. Since December 31, 1998, no Material Adverse Effect (in the reasonable opinion of Lender) shall have occurred.

                           (c) NO MATERIAL LITIGATION. Since December 31, 1998, no litigation has commenced, which, if successful, would have Material Adverse Effect (in the reasonable opinion of Lender).

                           (d) NO MATERIAL MANAGEMENT CHANGES. Since December 31, 1998, no material changes in management personnel (in the reasonable opinion of Lender) shall have occurred.

                           (e) NO MATERIAL INCREASE IN LIABILITIES. Since December 31, 1998, no material increase in the liabilities, liquidated or contingent, of the Subsidiaries, or a material decrease in the assets of the Subsidiaries, has occurred.

                           (f) SECURITY INTERESTS IN PERSONAL PROPERTY. To the extent not previously satisfied on the Initial Effective Date, Lender shall have received evidence satisfactory to it that Borrower and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii) and (iii) below) that may be necessary or, in the opinion of Lender, desirable in order to create in favor of Lender a valid and (upon such filing and recording) perfected security interest in (i) the entire personal property Collateral of Borrower and Subsidiary Guarantors and (ii) the Pledged Collateral.

                           (g) FINANCIAL STATEMENTS. On or before the New Effective Date, Lender shall have received the audited consolidated statements of the Borrower and its Subsidiaries as of September 30, 1999, certified as true and correct pursuant to an Officer's Certificate of the Borrower.

                           (h) SENIOR CREDIT AGREEMENTS. On or before the New Effective Date, Lender shall have received evidence that Borrower and the Domestic Subsidiaries shall have made payment in full of all Indebtedness outstanding under the Senior Credit Agreements and the Senior Credit Agreements (and all Liens granted thereunder) shall have been terminated in full and filings of UCC-3 termination statements relating to such Liens have been made or are in the possession of Lender for prompt filing immediately following the New Effective Date.

                           (i) INACTIVE SUBSIDIARIES. On or before the New Effective Date, Lender shall have received evidence that all documents of dissolution with respect to the Inactive Subsidiaries have been duly prepared and otherwise are either have been filed, or are in form ready for filing, with the appropriate governmental authority or agency.

                           (j) DELIVERY OF SOURCES, USES AND FUNDING
         CERTIFICATE. Borrower shall have delivered an Officers' Certificate detailing the sources and uses of the initial Revolving Advance, with proper wire instructions for Lender for the application of the Loan proceeds, all in form and substance satisfactory to Lender.

                           (k) DELIVERY OF FINANCIAL CONDITION CERTIFICATE. On or before the making of the initial Revolving Advance, Borrower shall have delivered a Financial Condition Certificate, substantially in the form of Exhibit XIII annexed hereto with appropriate attachments demonstrating that, both immediately prior to and immediately after giving effect to the consummation of the transactions on the New Effective Date and each Loan Party is Solvent.

                           (l) OFFICER'S CERTIFICATE. As of the New Effective Date, (i) no event which would constitute an Event of Default or Default shall have occurred and be continuing; (ii) the representations and warranties in Section 4 hereof shall be true, correct and complete in all material respects on and as of the New Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations or warranties shall have been true, correct and complete in all material respects as of such date;
         (iii) since December 31, 1998, (x) no Material Adverse Effect shall have occurred, (y) no litigation, inquiry or other action and no injunction or restraining order shall be pending or threatened with respect to the Loans or the transactions contemplated by the Loan Documents, and (z) no material changes in management personnel has occurred, and (iv) each Loan Party shall have delivered to Lender an Officer's Certificate to such effect, in form and substance satisfactory to Lender.

                           (m) OPINIONS OF LOAN PARTIES' COUNSEL. Lender and its counsel shall have received originally executed copies of one or more favorable written opinions, dated as of the New Effective Date, of (i) Pitney, Hardin, Kipp & Szuch LLP, local counsel for the Loan Parties, in form and substance reasonably satisfactory to Lender and its counsel and setting forth substantially the matters in the opinions designated in Exhibit V-a annexed hereto and, as to such other matters as Lender may reasonably request and (ii) Dewey Ballantine LLP, counsel for the Loan Parties as to the matters set forth in Exhibit V-b annexed hereto and as to such other matters as Lender may reasonably request, all in form and substance satisfactory to Lender and its counsel.

                           (n) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Lender and its counsel shall be satisfactory in form and substance to Lender and such counsel, and Lender and its counsel shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

                           (o) PAYMENT OF FEES. On or before the New Effective Date, Borrower shall have paid to Lender those fees referred to in the proposal letter, dated December 10, 1999 that are payable on the New Effective Date.

                                   SECTION 4.
                    BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement and to make the Loan, Borrower represents and warrants to Lender on the date of this Agreement that the following statements are true, correct and complete:

                  4.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

                           (a) ORGANIZATION AND POWERS. Each Loan Party is a corporation, partnership, limited liability company or trust, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in
         Schedule 4.1(d) annexed hereto. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

                           (b) QUALIFICATION AND GOOD STANDING. Each of Borrower and each Subsidiary Guarantor is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

                           (c) CONDUCT OF BUSINESS. Borrower and the Subsidiary Guarantors are engaged only in the businesses permitted to be engaged in pursuant to subsection 6.13 and are conducting their business in accordance with the provisions of subsection 6.13. Each of Borrower and each Subsidiary Guarantor holds all licenses, permits, franchises, certificates of authority, or any waivers of the foregoing that are necessary to permit them to conduct their respective businesses as now conducted and to hold and operate their respective properties except as could not reasonably be expected to have a Material Adverse Effect. All such licenses, permits, franchises, certificates of authority, and waivers are valid and in full force and effect.

                           (d) SUBSIDIARIES. All of the Subsidiaries of Borrower as of the New Effective Date are identified in Schedule 4.1(d) annexed hereto. The capital stock of each of the Subsidiaries of Borrower identified in Schedule 4.1(d) annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Schedule 4.1(d) annexed hereto correctly sets forth, as of the New Effective Date, the ownership interest of Borrower and each of its Subsidiaries in each of the Subsidiaries of Borrower identified therein.

                           (e) REAL PROPERTY. No Loan Party owns any interest in real property.

                           (f) COLLATERAL MATTERS. Other than as may be supplemented by written notices delivered to Lender pursuant to the Pledge Agreements and the Security Agreements:

                                    (i)     the chief executive office and
                                            principal place of business of each
                                            Loan Party is as set forth in Part
                                            One of Schedule 4.1(f) annexed
                                            hereto;

                                    (ii)    the office where each Loan Party
                                            keeps its records concerning
                                            Accounts (as defined in the Security
                                            Agreements) and all originals of all
                                            chattel paper which evidence any
                                            Accounts are located at the
                                            addresses specified for such Loan
                                            Party in Part Two of Schedule 4.1(f)
                                            annexed hereto;

                                    (iii)   the location where each Loan Party
                                            keeps any Inventory (as defined in
                                            the Security Agreements) of at least
                                            $50,000 in the aggregate is at the
                                            address specified for such Loan
                                            Party in Part Three of Schedule
                                            4.1(f) annexed hereto;

                                    (iv)    the location where each Loan Party
                                            keeps any Equipment (as defined in
                                            the Security Agreements) of at least
                                            $50,000 in the aggregate is at the
                                            address specified for such Loan
                                            Party in Part Four of Schedule
                                            4.1(f) annexed hereto;

                                    (v)     other than as set forth in Part Five
                                            of Schedule 4.1(f) annexed hereto,
                                            no Loan Party does any business
                                            under any fictitious business names
                                            or tradenames or has done business
                                            under any fictitious business names
                                            or tradenames during the five years
                                            preceding the Initial Effective
                                            Date.

                  4.2      AUTHORIZATION OF BORROWING, ETC.

                           (a) AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Related Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

                           (b) NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Documents and the consummation of the transactions contemplated thereby do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws or other organizational documents of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of Lender), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which have already been obtained that on or before the Initial Effective Date, such consents to be obtained shall be disclosed in writing to Lender.

                           (c) GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Documents and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                           (d) BINDING OBLIGATION. Each of the Loan Documents and the Related Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  4.3      FINANCIAL CONDITION.

                  Borrower has heretofore delivered to Lender, at Lender's request, the financial statements described in subsection 3.2(g). Except as set forth in Schedule 4.3 annexed hereto, all such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Borrower and its Subsidiaries do not (and will not following the funding of the initial Revolving Advance) have any Contingent Obligation, contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries.

                  4.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED
                           JUNIOR PAYMENTS.

                  Except as set forth in Schedule 4.4 annexed hereto, since December 31, 1998, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since December 31, 1998, neither Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 6.6 or except in connection with the transactions contemplated in the Recitals to this Agreement.

                  4.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY.

                           (a) TITLE TO PROPERTIES; LIENS. The Loan Parties have
         (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.8 and except as could not reasonably be expected to have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                           (b) REAL PROPERTY. As of the New Effective Date, (i) no Loan Party owns any Real Property, and (ii) Schedule 4.5 annexed hereto contains a true, accurate and complete list of all Material Leasehold Properties of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrower does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

                  4.6      LITIGATION; ADVERSE FACTS.

                  Except as set forth on Schedule 4.6, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any Loan Party) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any property of any Loan Party and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Loan Party (i) is in violation of any applicable laws (including any Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  4.7      PAYMENT OF TAXES.

                  Except to the extent permitted by subsection 5.3, all tax returns and reports of each Loan Party required to be filed by any of them have been timely filed, and all Taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon each Loan Party and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. No Loan Party knows of any proposed Tax assessment against any Loan Party which is not being actively contested by such Loan Party in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

                  4.8 PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL CONTRACTS.

                           (a) No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

                           (b) No Loan Party is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                           (c) Schedule 4.8 contains a true, correct and complete list of all the Material Contracts in effect on the New Effective Date. Except as described on Schedule 4.8, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

                  4.9      GOVERNMENTAL REGULATION.

                  No Loan Party is subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Borrower Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

                  4.10     SECURITIES ACTIVITIES.

                           (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                           (b) Not more than 25% of the value of the assets (either of Borrower only or of Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of subsections 6.2 or 6.8 or subject to any restriction contained in any agreement or instrument, between Borrower and Lender or any Affiliate of Lender, relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

                  4.11     EMPLOYEE BENEFIT PLANS.

                           (a) Each Loan Party is in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan (other than a Multiemployer Plan) which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

                           (b) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect.

                           (c) Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party.

                           (d) As of the most recent valuation date for any Pension Plan, the amount of benefit liabilities (as defined in Section 4001(a)(16) of ERISA and determined using the actuarial assumptions set forth in the most recent actuarial report pertaining to such Pension
         Plan), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed the fair market value of the assets of such Pension Plans by more than $50,000.

                           (e) To the knowledge of Borrower, after due inquiry, the potential liability of Borrower, its Subsidiaries and their respective ERISA

         Affiliates for a complete withdrawal from each Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, does not exceed $50,000.

                  4.12     CERTAIN FEES.

                  Except as set forth on Schedule 4.12, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Borrower hereby indemnifies Lender against, and agrees that it will hold Lender harmless from. any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

                  4.13     EMPLOYEE MATTERS.

                  There is no strike or work stoppage in existence or threatened involving any Loan Party that could reasonably be expected to have a Material Adverse Effect.

                  4.14     SOLVENCY.

                  Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

                  4.15     MATTERS RELATING TO COLLATERAL.

                           (a) CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Security Documents by Loan Parties, together with the amendments and confirmations entered into on the New Effective Date, filings of UCC-3 termination statements with respect to the Senior Credit Agreements and the filings and recordations previously made of the Uniform Commercial Code financing statements naming each Loan Party as "debtor", naming Lender as "secured party" and describing the Collateral (as defined in the Security Agreements) in the filing offices set forth in Part Six of Schedule 4.1(f) annexed, constitute, to the extent a security interest in such Collateral may be perfected by filing Uniform Commercial Code financing statements, valid and perfected security interests therein subject to no Liens (other than Permitted Encumbrances) and prior to all other Liens. Upon the filing of such Uniform Commercial Code filing statements and the filing of the notices of trademarks and copyrights and other similar documents provided by Borrower with the United States Patent and Trademark Office, United States Copyright Office and the United States Trademark Office, as applicable, together with the special powers of attorney provided by Borrower, the security interests in such Collateral granted to Lender and constituting Intellectual Property will constitute valid and perfected security interests therein subject to no Liens (other than Permitted Encumbrances) and prior to all other Liens. The Pledge Agreements create in favor of Lender a valid perfected security interest in such Pledged Collateral as security for the Secured

         Obligations (as such term is defined in the Pledge Agreements), to the extent contemplated by the Security Documents subject to no equal or prior security interests and prior to all other Liens. Upon the filing of the Uniform Commercial Code financing statements, and with respect to the common stock of Holdings, Lender's taking possession of the certificates evidencing that portion of the Pledged Collateral consisting of Holdings' stock certificates, duly endorsed by the Pledgor (as defined in the Pledge Agreement), the security interest in such Pledged Collateral will be a perfected security interest, subject to no equal or prior security interest and prior to all other Liens.

                           (b) GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Lender pursuant to any of the Security Documents or
         (ii) the exercise by Lender of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsections 2.9(b) and 4.15(a) and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

                           (c) ABSENCE OF FILINGS. Except for filings that relate to the UCC-3 termination statements in the possession of Lender on the New Effective Date, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

                           (d) MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Security Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                           (e) INFORMATION REGARDING COLLATERAL. All information supplied to Lender by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

                  4.16     DISCLOSURE.

                  No representation or warranty of any Loan Party contained in any Loan Document or Related Document or in any other document, certificate or written statement furnished to Lender by or on behalf of such Loan Party for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to such Loan Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by each Loan Party to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Loan Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

                  4.17     INSURANCE.

                  Each Loan Party maintains, with, to its knowledge, financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Attached as Schedule 4.17 hereto is a complete and accurate description of all policies of insurance that will be in effect as of the New Effective Date for the Loan Parties.

                  4.18     INTELLECTUAL PROPERTY.

                           (a) The Loan Parties own, or are licensed to use, the Intellectual Property and to the knowledge of the Loan Parties all such Intellectual Property is duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances, except for common law trademarks and unregistered copyrights.

                           (b) No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. To each Loan Party's knowledge, the use of such Intellectual Property by such Loan Party does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of any Loan Party that are material to such Loan Party. The consummation of the transactions contemplated by this Agreement will not impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by any Loan Party.

                  4.19     [INTENTIONALLY OMITTED].

                  4.20     ENVIRONMENTAL PROTECTION.

Except as set forth in Schedule 4.20 annexed hereto:

                           (a) the operations of each Loan Party (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

                           (b) each Loan Party has obtained all Governmental Authorizations under Environmental Laws necessary to its operations, and all such Governmental Authorizations are in good standing, and each Loan Party is in compliance with all material terms and conditions of such Governmental Authorizations;

                           (c) no Loan Party has received (i) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (ii) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or comparable state laws;

                           (d) none of the operations of any Loan Party is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                           (e) no Loan Party nor any of its Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (i) any Environmental Laws or (ii) any Environmental Claims;

                           (f) no Loan Party nor, to the best knowledge of each Loan Party, any predecessor of such Loan Party or its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of any Loan Party's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                           (g) no Hazardous Materials exist on or under any Facility in a manner that has a reasonably possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and no Loan Party has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim against Borrower or any of its Subsidiaries having a Material Adverse Effect;

                           (h) to the knowledge of each Loan Party, no Loan Party nor any of its predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

                           (i) no underground storage tanks or surface impoundments are on or at any Facility; and

                           (j) no Lien in favor of any Person relating to or in connection with any Environmental Claim against Borrower or any of its Subsidiaries has been filed or has been attached to any Facility.

                  4.21     YEAR 2000 COMPLIANCE.

                  Each of Borrower and its Domestic Subsidiaries has performed all acts necessary to ensure that Borrower and its Domestic Subsidiaries, and any business in which Borrower and its Domestic Subsidiaries hold a substantial interest, are and remain Year 2000 Compliant.


                                   SECTION 5.
                        BORROWER'S AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that until payment in full of all Loans and other Obligations, unless Lender shall otherwise give prior written consent, Borrower shall perform, and shall cause each other Loan Party to perform, all covenants in this Section 5.

                  5.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

                  Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Lender:

                                    (i)      Monthly Financials: as soon as
                                             available and in any event within
                                             45 days after the end of each month
                                             ending after the Initial Effective
                                             Date, copies of the monthly cash
                                             flow statements, balance sheets and
                                             income statements for such month of
                                             Borrower and each Subsidiary, on a
                                             consolidated and consolidating
                                             basis, together with such
                                             additional reports and information
                                             provided to the Board of Directors
                                             of Borrower on a monthly or
                                             periodic basis;

                                    (ii)     Quarterly Financials: as soon as
                                             available and in any event within
                                             45 days after the end of each of
                                             Borrower's first three Fiscal
                                             Quarters, the consolidated balance
                                             sheet of Borrower and its
                                             Subsidiaries as at the end of such
                                             Fiscal Quarter and the related
                                             consolidated statements of income
                                             and cash flows of Borrower and its
                                             Subsidiaries for such Fiscal
                                             Quarter and for the period from the
                                             beginning of the then current
                                             Fiscal Year to the end of such
                                             Fiscal Quarter, setting forth in
                                             each case in comparative form the
                                             corresponding figures for the
                                             corresponding periods of the
                                             previous Fiscal Year and the
                                             corresponding figures from the
                                             Financial Plan for the current
                                             Fiscal Year, all in reasonable
                                             detail and certified by an
                                             executive officer of Borrower that
                                             they fairly present, in all
                                             material respects, the financial
                                             condition of Borrower and its
                                             Subsidiaries as at the dates
                                             indicated and the results of their
                                             operations and their cash flows for
                                             the periods indicated, subject to
                                             changes resulting from audit and
                                             normal year-end adjustments;

                                    (iii)    Year-End Financials: as soon as
                                             available and in any event within
                                             90 days after the end of each
                                             Fiscal Year, (a) the consolidated
                                             balance sheet of Borrower and its
                                             Subsidiaries as at the end of such
                                             Fiscal Year and the related
                                             consolidated statements of income
                                             and cash flows of Borrower and its
                                             Subsidiaries for such Fiscal Year,
                                             setting forth in each case in
                                             comparative form the corresponding
                                             figures for the previous Fiscal
                                             Year and the corresponding figures
                                             from the Financial Plan for the
                                             Fiscal Year covered by such
                                             financial statements, all in
                                             reasonable detail and certified by
                                             an executive officer of Borrower
                                             that they fairly present, in all
                                             material respects, the financial
                                             condition of Borrower and its
                                             Subsidiaries as at the dates
                                             indicated and the results of their
                                             operations and their cash flows for
                                             the periods indicated and (b) in
                                             the case of such consolidated
                                             financial statements, a report
                                             thereon of independent certified
                                             public accountants of recognized
                                             standing selected by Borrower and
                                             satisfactory to Lender, which
                                             report shall be unqualified, shall
                                             express no doubts about the ability
                                             of Borrower and its Subsidiaries to
                                             continue as a going concern, and
                                             shall state that such consolidated
                                             financial statements fairly
                                             present, in all material respects,
                                             the consolidated financial position
                                             of Borrower and its Subsidiaries as
                                             at the dates indicated and the
                                             results of their operations and
                                             their cash flows for the periods
                                             indicated in conformity with GAAP
                                             applied on a basis consistent with
                                             prior years (except as otherwise
                                             disclosed in such financial
                                             statements) and that the
                                             examination by such accountants in
                                             connection with such consolidated
                                             financial statements has been made
                                             in accordance with generally
                                             accepted auditing standards;

                                    (iv)     Officer's and Compliance
                                             Certificates: together with each
                                             delivery of financial statements of
                                             Borrower
                                             and its Subsidiaries pursuant
                                             to subdivisions (i), (ii) and (iii)
                                             above, (a) an Officer's Certificate
                                             of Borrower duly executed by an
                                             executive officer of Borrower
                                             stating that the signer has
                                             reviewed the terms of this
                                             Agreement and has made, or caused
                                             to be made under his or her
                                             supervision, a review in reasonable
                                             detail of the transactions and
                                             condition of Borrower and its
                                             Subsidiaries during the accounting
                                             period covered by such financial
                                             statements and that such review has
                                             not disclosed the existence during
                                             or at the end of such accounting
                                             period, and that the signer does
                                             not have knowledge of the existence
                                             as at the date of such Officer's
                                             Certificate, of any condition or
                                             event that constitutes an Event of
                                             Default or Default, or, if any such
                                             condition or event existed or
                                             exists, specifying the nature and
                                             period of existence thereof and
                                             what action Borrower has taken, is
                                             taking and proposes to take with
                                             respect thereto; and (b) a
                                             Compliance Certificate duly
                                             executed by an executive officer of
                                             Borrower demonstrating in
                                             reasonable detail compliance during
                                             and at the end of the applicable
                                             accounting periods with the
                                             restrictions contained in Section
                                             6;

                                    (v)      Reconciliation Statements: if, as a
                                             result of any change in accounting
                                             principles and policies from those
                                             used in the preparation of the
                                             audited financial statements
                                             referred to in subsection 4.3, the
                                             consolidated financial statements
                                             of Borrower and its Subsidiaries
                                             delivered pursuant to subdivisions
                                             (i), (ii), (iii) or (xii) of this
                                             subsection 5.1 will differ in any
                                             material respect from the
                                             consolidated financial statements
                                             that would have been delivered
                                             pursuant to such subdivisions had
                                             no such change in accounting
                                             principles and policies been made,
                                             then (a) together with the first
                                             delivery of financial statements
                                             pursuant to subdivision (i), (ii),
                                             (iii) or (xii) of this subsection
                                             5.1 following such change,
                                             consolidated financial statements
                                             of Borrower and its Subsidiaries
                                             for (y) the current Fiscal Year to
                                             the Initial Effective Date of such
                                             change and (z) the two full Fiscal
                                             Years immediately preceding the
                                             Fiscal Year in which such change is
                                             made, in each case prepared on a
                                             pro forma basis as if such change
                                             had been in effect during such
                                             periods, and (b) together with each
                                             delivery of financial statements
                                             pursuant
                                             to subdivision (i), (ii), (iii) or
                                             (xii) of this subsection 5.1
                                             following such change, a written
                                             statement of an executive officer
                                             of Borrower setting forth the
                                             differences (including any
                                             differences that would affect any
                                             calculations relating to the
                                             financial covenant set forth in
                                             subsection 6.7) which would have
                                             resulted if such financial
                                             statements had been prepared
                                             without giving effect to such
                                             change;

                                    (vi)     Accountants' Certification:
                                             together with each delivery of
                                             consolidated financial statements
                                             of Borrower and its Subsidiaries
                                             pursuant to subdivision (iii)
                                             above, a written statement by the
                                             independent certified public
                                             accountants giving the report
                                             thereon (a) stating that their
                                             audit examination has included a
                                             review of subsection 6.7 of this
                                             Agreement as it relates to
                                             accounting matters, (b) stating
                                             whether, in connection with their
                                             audit examination, any condition or
                                             event that constitutes an Event of
                                             Default or Default has come to
                                             their attention and, if such a
                                             condition or event has come to
                                             their attention, specifying the
                                             nature and period of existence
                                             thereof; provided, that such
                                             accountants shall not be liable by
                                             reason of any failure to obtain
                                             knowledge of any such Event of
                                             Default or Default that would not
                                             be disclosed in the course of their
                                             audit examination, and (c) stating
                                             that based on their audit
                                             examination nothing has come to
                                             their attention that causes them to
                                             believe either or both that the
                                             information contained in the
                                             certificates delivered therewith
                                             pursuant to subdivision (iv) above
                                             is not correct or that the matters
                                             set forth in the Compliance
                                             Certificates delivered therewith
                                             pursuant to clause (b) of
                                             subdivision (iv) above for the
                                             applicable Fiscal Year are not
                                             stated in accordance with the terms
                                             of this Agreement; provided,
                                             however, that in issuing such
                                             statements, such accountants shall
                                             not be required to exceed the scope
                                             of normal auditing procedures
                                             conducted in connection with their
                                             opinion referred to above;

                                    (vii)    SEC Filings and Press Releases:
                                             promptly upon their becoming
                                             available, copies of (a) all
                                             financial statements, reports,
                                             notices and proxy statements sent
                                             or made available generally by
                                             Borrower to its security holders or
                                             by any Subsidiary of Borrower
                                             to its security holders other than
                                             Borrower or another Subsidiary of
                                             Borrower, (b) all regular and
                                             periodic reports and all
                                             registration statements (other than
                                             on Form S-8 or a similar form) and
                                             prospectuses, if any, filed by
                                             Borrower or any of its Subsidiaries
                                             with any securities exchange or
                                             with the Securities and Exchange
                                             Commission or any governmental or
                                             private regulatory authority, and
                                             (c) all press releases and other
                                             statements made available generally
                                             by Borrower or any of its
                                             Subsidiaries to the public
                                             concerning material developments in
                                             the business of Borrower or any of
                                             its Subsidiaries;

                                    (viii)   Events of Default, etc.: promptly
                                             upon any officer of Borrower
                                             obtaining knowledge (a) of any
                                             condition or event that constitutes
                                             an Event of Default or Default, (b)
                                             that any Person has given any
                                             notice to Borrower or any of its
                                             Subsidiaries or taken any other
                                             action with respect to a claimed
                                             default or event or condition of
                                             the type referred to in subsection
                                             7.2, (c) of any condition or event
                                             that would be required to be
                                             disclosed in a current report filed
                                             by Borrower with the Securities and
                                             Exchange Commission on Form 8-K
                                             (Items 1, 2, 4, 5 and 6 of such
                                             Form as in effect on the Initial
                                             Effective Date) if Borrower were
                                             required to file such reports under
                                             the Exchange Act, or (d) of the
                                             occurrence of any event or change
                                             that has caused or evidences,
                                             either in any case or in the
                                             aggregate, a Material Adverse
                                             Effect, an Officer's Certificate
                                             specifying the nature and period of
                                             existence of such condition, event
                                             or change, or specifying the notice
                                             given or action taken by any such
                                             Person and the nature of such
                                             claimed Event of Default, Default,
                                             default, event or condition, and
                                             what action Borrower has taken, is
                                             taking and proposes to take with
                                             respect thereto;

                                    (ix)     Litigation or Other Proceedings:
                                             promptly upon any officer of any
                                             Loan Party obtaining knowledge of
                                             (X) the institution of, or
                                             non-frivolous threat of, any
                                             action, suit, proceeding (whether
                                             administrative, judicial or
                                             otherwise), governmental
                                             investigation or arbitration
                                             against or affecting any Loan Party
                                             or any property of any Loan Party
                                             (collectively, "PROCEEDINGS") not
                                             previously disclosed in writing
                                             by Loan Parties to Lender or (Y)any
                                             material development in any
                                             Proceeding that, in any case:

                                             1)      if adversely determined,
                                                     has a reasonable
                                                     possibility of giving rise
                                                     to a Material Adverse
                                                     Effect; or

                                             2)      seeks to enjoin or
                                                     otherwise prevent the
                                                     consummation of, or to
                                                     recover any damages or
                                                     obtain relief as a result
                                                     of, the transactions
                                                     contemplated hereby;

                                             written notice thereof together
                                             with such other information as may
                                             be reasonably available to Borrower
                                             to enable Lender and its counsel to
                                             evaluate such matters;

                                    (x)      ERISA Events: promptly upon
                                             becoming aware of the occurrence of
                                             or forthcoming occurrence of any
                                             ERISA Event, a written notice
                                             specifying the nature thereof, what
                                             action the Loan Parties or any of
                                             their respective ERISA Affiliates
                                             has taken, is taking or proposes to
                                             take with respect thereto and, when
                                             known, any action taken or
                                             threatened by the Internal Revenue
                                             Service, the Department of Labor or
                                             the PBGC with respect thereto;

                                    (xi)     ERISA Notices: with reasonable
                                             promptness, copies of (a) each
                                             Schedule B (Actuarial Information)
                                             to the annual report (Form 5500
                                             Series) filed by any Loan Party or
                                             any of their respective ERISA
                                             Affiliates with the Internal
                                             Revenue Service with respect to
                                             each Pension Plan as Lender shall
                                             request; (b) all notices received
                                             by Loan Party or any of their
                                             respective ERISA Affiliates from a
                                             Multiemployer Plan sponsor
                                             concerning an ERISA Event; and (c)
                                             copies of such other documents or
                                             governmental reports or filings
                                             relating to any Employee Benefit
                                             Plan as Lender shall reasonably
                                             request;

                                    (xii)    Financial Plans: as soon as
                                             practicable and in any event no
                                             later than 45 days after the
                                             beginning of each Fiscal Year, a
                                             consolidated and a consolidating
                                             plan and financial forecast for
                                             such Fiscal Year, including without
                                             limitation (a) statements of income
                                             and cash flows of Borrower and its

                                             Subsidiaries for such Fiscal Year
                                             and (b) such other information and
                                             projections as Lender may
                                             reasonably request;

                                    (xiii)   Board of Directors: with reasonable
                                             promptness, written notice of any
                                             change in the Board of Directors of
                                             Borrower;

                                    (xiv)    Material Contracts: promptly, and
                                             in any event within ten Business
                                             Days after any Material Contract of
                                             Borrower or any of its Subsidiaries
                                             is terminated or amended in a
                                             manner that is materially adverse
                                             to Borrower or such Subsidiary, as
                                             the case may be, or any new
                                             Material Contract is entered into,
                                             a written statement describing such
                                             event with copies of such material
                                             amendments or new contracts, and an
                                             explanation of any actions being
                                             taken with respect thereto;

                                    (xv)     UCC Search Report: as promptly as
                                             practicable after the date of
                                             delivery to Lender of any UCC
                                             financing statement executed by any
                                             Loan Party pursuant to subsection
                                             3.2(h) or 2.7, copies of completed
                                             UCC searches evidencing the proper
                                             filing, recording and indexing of
                                             such UCC financing statement and
                                             listing all other effective
                                             financing statements that name such
                                             Loan Party as debtor, together with
                                             copies of all such other financing
                                             statements not previously delivered
                                             to Lender by or on behalf of
                                             Borrower or such Loan Party;

                                    (xvi)    Other Information: with reasonable
                                             promptness, such other information
                                             and data with respect to Borrower
                                             or any of its Subsidiaries as from
                                             time to time may be reasonably
                                             requested by Lender.

                  5.2      EXISTENCE, ETC.

                  Except as permitted under subsection 6.8, each Loan Party shall at all times (a) preserve and keep in full force and effect its existence and all rights and franchises material to its business and (b) comply in all material respects with all material provisions of all franchises and licenses, material agreements and leases to which it is a party, and shall suffer no loss or forfeiture thereof or thereunder.

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                  5.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

                           (a) Each Loan Party will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

                           (b) No Loan Party will file or consent to the filing of any consolidated income tax return with any Person (other than Borrower).

                  5.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/ CONDEMNATION PROCEEDS.

                           (a) MAINTENANCE OF PROPERTIES. Each Loan Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of such Loan Party and its Subsidiaries (including all Intellectual Property, except for any trademark and trade name identified by a Loan Party in writing to Lender, that such Loan Party has determined, in its best business judgment, to cease using because such trademark or trade name no longer possess any material value to the business and operations of such Loan Party) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                           (b) INSURANCE. Each Loan Party will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of such Loan Party and its Subsidiaries as may Customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, each Loan Party will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Lender in its commercially reasonable judgment. Each such policy of insurance shall name Lender as additional named insured or loss payee thereunder and provide for at least 30 days' prior written notice to Lender of any material modification or cancellation of such policy.

                           (c) APPLICATION OF NET INSURANCE/CONDEMNATION
         PROCEEDS.

                                    (i)      Business Interruption Insurance.
                                             Upon receipt by Borrower or any of
                                             its Subsidiaries of any proceeds of
                                             business interruption insurance, if
                                             any, constituting Net
                                             Insurance/Condemnation Proceeds,
                                             (a) so long as no Event of Default
                                             or Default shall have occurred and
                                             be continuing, Borrower may retain
                                             and apply such Net
                                             Insurance/Condemnation Proceeds for
                                             working capital purposes, and (b)
                                             if an Event of Default or Default
                                             shall have occurred and be
                                             continuing, Borrower shall apply an
                                             amount equal to such Net
                                             Insurance/Condemnation Proceeds to
                                             prepay the Loans.

                                    (ii)     Casualty Insurance/Condemnation
                                             Proceeds. Upon receipt by any
                                             Borrower or any of its Subsidiaries
                                             of any Net Insurance/Condemnation
                                             Proceeds other than from business
                                             interruption insurance, (a) so long
                                             as no Event of Default or Default
                                             shall have occurred and be
                                             continuing and such proceeds are
                                             less than $1,000,000 in the
                                             aggregate, Borrower shall, or shall
                                             cause one or more of its
                                             Subsidiaries to, promptly and
                                             diligently apply such Net
                                             Insurance/Condemnation Proceeds to
                                             pay or reimburse the costs of
                                             repairing, restoring or replacing
                                             the assets in respect of which such
                                             Net Insurance/Condemnation Proceeds
                                             were received or, to the extent not
                                             so applied within 180 days of such
                                             receipt, to prepay the Term Loan,
                                             and (b) if (y) an Event of Default
                                             or Default shall have occurred and
                                             be continuing or (z) such proceeds
                                             are in an aggregate amount of
                                             $1,000,000 or more, Borrower shall
                                             apply an amount equal to such Net
                                             Insurance/Condemnation Proceeds to
                                             prepay the Term Loan and, upon
                                             payment in full of the Term Loan,
                                             all other Obligations then
                                             outstanding.

                                    (iii)    Net Insurance/Condemnation Proceeds
                                             Received by Lender. Upon receipt by
                                             Lender of any Net
                                             Insurance/Condemnation Proceeds as
                                             loss payee at a time that Borrower
                                             would have been required to apply
                                             such Net Insurance/Condemnation
                                             Proceeds (if it had received them
                                             directly) to prepay the Term Loan
                                             (and if an Event of Default is
                                             continuing, all other Obligations),
                                             Lender shall, and Borrower hereby
                                             authorizes Lender to,



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

                                             apply such Net Insurance/
                                             Condemnation Proceeds to prepay the
                                             Term Loan (and if an Event of
                                             Default is continuing, all other
                                             Obligations) and if Borrower would
                                             not be required to so apply such
                                             proceeds at such time then Lender
                                             shall distribute such proceeds to
                                             Borrower to apply as set forth in
                                             subsections 5.4(c)(i) or (ii), as
                                             applicable.

                  5.5      INSPECTION RIGHTS; LENDER MEETING.

                           (a) INSPECTION RIGHTS. Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Lender to visit and inspect any of the properties of Borrower or any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided, that Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

                           (b) LENDER MEETING. Borrower will, upon the request of Lender, participate in a meeting with Lender once during each Fiscal Year to be held at Borrower's corporate offices (or at such other location as may be agreed to by Borrower and Lender) at such time as may be agreed to by Borrower and Lender.

                  5.6      COMPLIANCE WITH LAWS, ETC.

                           (a) COMPLIANCE GENERALLY . Borrower shall comply, and shall cause each of its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

                           (b) ENVIRONMENTAL LAWS. Borrower shall, and shall cause its Subsidiaries to, exercise all reasonable due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

                  5.7      ENVIRONMENTAL DISCLOSURE AND INSPECTION.

                           (a) ENVIRONMENTAL REVIEW AND INVESTIGATION. Borrower agrees that Lender may, at any time that Lender determines in its reasonable discretion that any violation of Environmental Laws or risk of any Environmental Claim may exist, (i) retain, at Borrower's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Borrower or any of its Subsidiaries and (ii) conduct its own investigation of any Facility; provided, that, in the case of any Facility no longer owned, leased, operated or used by Borrower or any of its Subsidiaries. Borrower shall only be obligated to use its best efforts to obtain permission for Lender's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Borrower hereby grants to Lender and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased. operated or used by Borrower or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Borrower and Lender, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Borrower and Lender hereby acknowledge and agree that any report of any investigation conducted at the request of Lender pursuant to this subsection 5.7(a) will be obtained and shall be used by Lender for the purposes of Lender's internal credit decisions, to monitor and police the Loan and to protect Lender's security interests created by the Loan Documents. Lender agrees to deliver a copy of any such report to Borrower with the understanding that Borrower acknowledges and agrees that (x) it will indemnify ind hold harmless Lender from any costs, losses or liabilities relating to Borrower's use of or reliance on such report, (y) Lender makes no representation or warranty with respect to such report, and (z) by delivering such report to Borrower, Lender is not requiring or recommending the implementation of any suggestions or recommendations contained in such report.

                  (b) ENVIRONMENTAL DISCLOSURE. Borrower will deliver to Lender:

                                    (i)      Environmental Audits and Reports.
                                             As soon as practicable following
                                             receipt thereof, copies of all
                                             environmental audits,
                                             investigations, analyses and
                                             reports of any kind or character,
                                             whether prepared by personnel of
                                             Borrower or any of its Subsidiaries
                                             or by independent consultants,
                                             governmental authorities or any
                                             other Persons, with respect to
                                             significant environmental matters
                                             at any Facility which, individually
                                             or in the aggregate, could
                                             reasonably be expected to result in
                                             a Material Adverse Effect or with
                                             respect to any Environmental Claims
                                             which, individually or in the
                                             aggregate, could reasonably be
                                             expected to result in a Material
                                             Adverse Effect;

                                    (ii)     Notice of Certain Releases,
                                             Remedial Actions, Etc. Promptly
                                             upon the occurrence thereof,
                                             written notice describing in
                                             reasonable detail (a) any Release
                                             required to be reported to any
                                             federal, state or local
                                             governmental or regulatory agency
                                             under any applicable Environmental
                                             Laws, (b) any remedial action taken
                                             by Borrower or any other Person in
                                             response to (1) any Hazardous
                                             Materials Activities the existence
                                             of which has a reasonable
                                             possibility of resulting in one or
                                             more Environmental Claims having,
                                             individually or in the aggregate, a
                                             Material Adverse Effect, or (2) any
                                             Environmental Claims that,
                                             individually or in the aggregate,
                                             have a reasonable possibility of
                                             resulting in a Material Adverse
                                             Effect.

                                    (iii)    Written Communications Regarding
                                             Environmental Claims, Releases,
                                             Etc. As soon as practicable
                                             following the sending or receipt
                                             thereof by Borrower or any of its
                                             Subsidiaries, a copy of any and all
                                             written communications with respect
                                             to (a) any Environmental Claims
                                             that, individually or in the
                                             aggregate, have a reasonable
                                             possibility of giving rise to a
                                             Material Adverse Effect, (b) any
                                             Release required to be reported to
                                             any federal, state or local
                                             governmental or regulatory agency,
                                             and (c) any request for information
                                             from any governmental agency that
                                             suggests such agency is
                                             investigating whether Borrower or
                                             any of its Subsidiaries may be
                                             potentially responsible for any
                                             Hazardous Materials Activity.

                                    (iv)     Notice of Certain Proposed Actions
                                             Having Environmental Impact. Prompt
                                             written notice describing in
                                             reasonable detail (a) any proposed
                                             acquisition of stock, assets, or
                                             property by Borrower or any of its
                                             Subsidiaries that could reasonably
                                             be expected to (1) expose Borrower
                                             or any of its Subsidiaries to, or
                                             result in, Environmental Claims
                                             that could reasonably be expected
                                             to have, individually or in the
                                             aggregate, a Material Adverse

                                             Effect or (2) affect the ability of
                                             Borrower or any of its Subsidiaries
                                             to maintain in full force and
                                             effect all material Governmental
                                             Authorizations required under any
                                             Environmental Laws for their
                                             respective operations and (b) any
                                             proposed action to be taken by
                                             Borrower or any of its
                                             Subsidiaries to commence
                                             manufacturing or other industrial
                                             operations or to modify current
                                             operations in a manner that could
                                             reasonably be expected to subject
                                             Borrower or any of its Subsidiaries
                                             to any material additional
                                             obligations or requirements
                                             under any Environmental Laws that
                                             could reasonably be expected to
                                             have, individually or in the
                                             aggregate, a Material Adverse
                                             Effect.

                                    (v)      Other Information. With reasonable
                                             promptness, such other documents
                                             and information as from time to
                                             time may be reasonably requested by
                                             Lender in relation to any matters
                                             disclosed pursuant to this
                                             subsection 5.7.

                           (c) BORROWER'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Borrower or any of its Subsidiaries shall promptly take, and shall cause each of its Subsidiaries promptly to take:

                                    (i)      Remedial Actions Relating to
                                             Hazardous Materials Activities. Any
                                             and all investigations, studies,
                                             sampling, testing, abatement,
                                             cleanup, removal, remediation or
                                             other response actions required by
                                             Environmental Laws to be undertaken
                                             by Borrower to remove, remediate,
                                             clean up or abate any Hazardous
                                             Materials Activity on or under any
                                             Facility that is in violation of
                                             any Environmental Laws or that
                                             presents a material risk of giving
                                             rise to any Environmental Claim
                                             against Borrower or any of its
                                             Subsidiaries. In the event Borrower
                                             or any of its Subsidiaries
                                             undertakes any such action,
                                             Borrower or such Subsidiaries shall
                                             conduct and complete such action in
                                             compliance with all applicable
                                             Environmental Laws and in
                                             accordance with the orders and
                                             directives of all federal, state
                                             and local governmental authorities
                                             except when, and only to the extent
                                             that, Borrower or such Subsidiary's
                                             liability with respect to such
                                             Hazardous Materials Activity is
                                             being contested in good faith by
                                             Borrower or. such Subsidiary; and

                                    (ii)     Actions with Respect to
                                             Environmental Claims and Violations
                                             of Environmental Laws. Any and all
                                             actions necessary to (i) cure any
                                             material violation of applicable
                                             Environmental Laws by such Loan
                                             Party that could reasonably be
                                             expected to have, individually or
                                             in the aggregate, a Material
                                             Adverse Effect and (ii) make an
                                             appropriate response to any
                                             Environmental Claim against
                                             Borrower or any of its Subsidiaries
                                             and discharge any obligations it
                                             may have to any Person thereunder
                                             where failure to do so could
                                             reasonably be expected to have,
                                             individually or in the aggregate, a
                                             Material Adverse Effect.

                  5.8      COMPLIANCE WITH RELATED DOCUMENTS; USE OF PROCEEDS.

                  Each Loan Party shall comply at all times with each of the covenants under the Related Documents to which such Loan Party is a party. Material waivers from compliance by such Loan Party or any other Person with the obligations specified in such Related Documents shall not be effective as waivers hereunder unless consented to in writing by Lender.

                  The proceeds of the Term Loan were applied by Borrower on the Initial Effective Date to (i) partially finance the Telecrafter Acquisition,
(ii) to pay off the Bridge Loan and (iii) for working capital and general corporate purposes of Borrower and its Subsidiaries, in compliance with the terms set forth in the Original Credit Agreement.

                  5.9      ADDITIONAL REAL PROPERTY COLLATERAL.

                  Upon the request of Lender, at any time, Borrower and its Subsidiaries shall take all action necessary or reasonably advisable such that Lender shall receive a Lien on all real property interests of Borrower and its Subsidiaries acquired after the Initial Effective Date, including, without limitation, all leasehold interests, and other documents and instruments as requested by Lender at the time of acquisition of such property.

                  5.10     DISSOLUTION OF INACTIVE SUBSIDIARIES.

                  Within 10 Business Days of the New Effective Date, Borrower shall have received evidence that all documents of dissolution with respect to the Inactive Subsidiaries have been duly prepared and filed with all appropriate governmental authorities and agencies. Borrower shall not permit any Inactive Subsidiary to incur any assets or liabilities after the Effective Date.

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                                   SECTION 6.
                          BORROWER'S NEGATIVE COVENANTS

                  Borrower covenants and agrees that until payment in full of the Loan and other Obligations, unless Lender shall otherwise give prior written consent, Borrower shall perform, and Borrower shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

                  6.1      INDEBTEDNESS.

                  Borrower shall not, and Borrower shall not suffer or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                                    (i)      Borrower and its Subsidiaries may
                                             become and remain liable with
                                             respect to the Obligations;

                                    (ii)     Borrower and its Subsidiaries may
                                             become and remain liable with
                                             respect to Contingent Obligations
                                             permitted by subsection 6.5 and,
                                             upon any matured obligations
                                             actually arising pursuant thereto,
                                             the Indebtedness corresponding to
                                             the Contingent Obligations so
                                             extinguished;

                                    (iii)    Borrower and its Subsidiaries may
                                             become and remain liable with
                                             respect to Indebtedness in respect
                                             of Capital Leases not to exceed
                                             $400,000 notional amount at any
                                             time;

                                    (iv)     Borrower may become and remain
                                             liable with respect to Indebtedness
                                             payable to any of its wholly-owned
                                             Subsidiaries, and any wholly-owned
                                             Subsidiary of Borrower may become
                                             and remain liable with respect to
                                             Indebtedness to Borrower or any
                                             other wholly-owned Subsidiary of
                                             Borrower; provided, that (a) all
                                             such intercompany Indebtedness
                                             shall be evidenced by promissory
                                             notes, (b) all such intercompany
                                             Indebtedness owed by Borrower to
                                             any of its Subsidiaries shall be
                                             subordinated (I) in right of
                                             payment to the payment of any
                                             payments currently or past due
                                             constituting Obligations and (II)
                                             upon the occurrence of a Default or
                                             Event of Default, in right of
                                             payment to the payment in full of
                                             the Obligations pursuant to the
                                             terms of the applicable promissory
                                             notes or an intercompany
                                             subordination agreement, and (c)
                                             any payment by any Subsidiary of
                                             Borrower under any
                                             guaranty of the Obligations shall
                                             result in a pro tanto reduction of
                                             the amount of any intercompany
                                             Indebtedness owed by such
                                             Subsidiary to Borrower or to any of
                                             its Subsidiaries for whose benefit
                                             such payment is made;

                                    (v)      So long as no Default or Event of
                                             Default is continuing at the date
                                             of incurrence thereof, Borrower and
                                             its Subsidiaries may become and
                                             remain liable with respect to
                                             secured purchase money Indebtedness
                                             in an aggregate amount not to
                                             exceed $500,000 at any time
                                             outstanding; provided, that such
                                             Indebtedness shall be secured only
                                             by the assets purchased with the
                                             proceeds thereof and at least 80%
                                             of the purchase price of such
                                             assets shall be provided by the
                                             proceeds thereof;

                                    (vi)     [Intentionally Omitted];

                                    (vii)    Borrower may remain liable with
                                             respect to the O'Leary Seller Note
                                             and the Seller Note existing on the
                                             Initial Effective Date;

                                    (viii)   [intentionally omitted]

                                    (ix)     Following the Effective Date so
                                             long as no Event of Default is
                                             continuing, Borrower may become and
                                             remain liable with respect to
                                             additional Permitted Subordinated
                                             Debt Financing (including, without
                                             limitation, Seller Notes and the
                                             O'Leary Seller Note).

                                    (x)      Any Subsidiary of Borrower may
                                             become and remain liable with
                                             respect to other Indebtedness in an
                                             aggregate principal amount not to
                                             exceed $250,000 at any time
                                             outstanding.

                  6.2      LIENS AND RELATED MATTERS.

                           (a) PROHIBITION ON LIENS. Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the

         Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                                    (i)     Permitted Encumbrances;

                                    (ii)    Liens granted pursuant to the
                                            Security Documents;

                                    (iii)   Borrower may grant purchase money
                                            Liens securing purchase money
                                            Indebtedness permitted pursuant to
                                            subsection 6.1(v); provided, that
                                            such Liens encumber only the assets
                                            so purchased;

                                    (iv)    [intentionally omitted]; and

                                    (v)     the Liens described on Schedule 6.2.

                           (b) EQUITABLE LIEN IN FAVOR OF LENDER. If Borrower or any of Borrower's Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2(a), it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Lender to the creation or assumption of any such Lien not permitted by the provisions of subsection 6.2(a).

                           (c) NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Borrower nor any of Borrower's Subsidiaries shall, after the Initial Effective Date, enter into any agreement (other than an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

                  6.3      DIVIDENDS; SELLER NOTES.

                           RESTRICTIONS ON ISSUANCES, DIVIDENDS. Borrower will not, and Borrower will not permit any of its Subsidiaries to (i) pay dividends or make any other distributions on any of Borrower's or any Subsidiary's capital stock, (ii) repay or prepay any Indebtedness owed by Borrower to any member of the Investor Group or any other shareholder or investor in Borrower, (iii) repay or prepay any Indebtedness with respect to the Seller Notes or any other Indebtedness owed by Borrower or any Subsidiary to any shareholder or investor in Borrower or such Subsidiary, (iv) make loans or advances to any member of the Investor Group or any other shareholder or investor in Borrower,
         (v) make loans or advances to any shareholder or investor in a Subsidiary, (vi) transfer any of its property or assets to any member of the Investor Group or any other shareholder or investor in Borrower; or (vii) transfer any of its property or assets to any shareholder or investor in such Subsidiary; provided, that, Borrower may make payments on the Seller Notes in the manner permitted under Section 6.6 hereof; and provided, further, that each Subsidiary of Borrower may pay dividends or make any other distributions or payments to any Loan Party in order to satisfy any obligations under the Tax Sharing Agreement; and provided, further, any Subsidiary may (and shall) take any one or more of the above-described actions if the purpose of such action is to enable Borrower to fulfill its obligations under this Agreement; and provided, further, any Subsidiary may take the actions described in subsection (i) hereof if and only if such payment or distribution ultimately is paid to either Holdings or Borrower.

                  6.4      INVESTMENTS; JOINT VENTURES.

                  Borrower shall not, and Borrower shall not permit any of Borrower's Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture or make Consolidated Capital Expenditures, except, so long as no Event of Default is continuing:

                                    (i)      Borrower and Borrower's
                                             Subsidiaries may make and own
                                             Investments in Cash and Cash
                                             Equivalents;

                                    (ii)     Borrower and its Subsidiaries may
                                             make intercompany loans to the
                                             extent permitted under subsection
                                             6.1(iv);

                                    (iii)    Borrower and its Subsidiaries may
                                             make Consolidated Capital
                                             Expenditures in any Fiscal Year in
                                             an aggregate amount not to exceed
                                             the sum of (i) $4,800,000 and (ii)
                                             the unused portion (if any) of the
                                             maximum amount of Consolidated
                                             Capital Expenditures permitted
                                             hereunder for the then immediately
                                             preceding Fiscal Year (and without
                                             giving effect to any additional
                                             amounts permitted during such
                                             preceding Fiscal Year because of
                                             this clause (ii));

                                    (iv)     Borrower and its Subsidiaries may
                                             make Investments permitted pursuant
                                             to subsection 6.8; and

                                    (v)      following the consummation of an
                                             Initial Public Offering, Borrower
                                             may make additional Investments
                                             that are directly related to the
                                             business of providing communication
                                             services on an outsourced basis and
                                             related activities, that, in the
                                             aggregate at any time outstanding,
                                             do not exceed $500,000.


                  6.5      CONTINGENT OBLIGATIONS.

                  Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                                    (i)      Subsidiaries of Borrower may become
                                             and remain liable with respect to
                                             Contingent Obligations in respect
                                             of the Loan Documents;

                                    (ii)     Borrower and its Subsidiaries may
                                             become and remain liable with
                                             respect to other Contingent
                                             Obligations; provided, that the
                                             maximum aggregate liability,
                                             contingent or otherwise, of
                                             Borrower and its Subsidiaries in
                                             respect of all such Contingent
                                             Obligations shall at no time exceed
                                             $500,000; and

                                    (iii)    Contingent Obligations with respect
                                             to transactions permitted pursuant
                                             to subsection 6.8.

                  6.6      RESTRICTED JUNIOR PAYMENTS.

                  Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, provided, that, so long as no Event of Default is continuing and no accrued and unpaid interest is owing on the Loans, (i) Borrower may make scheduled interest and principal payments on the Seller Notes not more than once each Fiscal Year from Consolidated Excess Cash Flow remaining following payment in full for such Fiscal Year of amounts required to be paid pursuant to subsection 2.4(h) hereof, (ii) Borrower may make scheduled interest and principal payments on the O'Leary Seller Note from the Net Cash Proceeds of a Permitted Equity Financing; (iii) following the consummation of an Initial Public Offering, Borrower may prepay amounts outstanding under the Seller Notes and the O'Leary Seller Note from either (x) the Consolidated Excess Cash Flow remaining following payment in full for such Fiscal Year of amounts required to be paid pursuant to subsection 2.4(h) hereof, or (y) the Net Cash Proceeds obtained from an Initial Public Offering; and (iv) following the consummation of an Initial Public Offering, Borrower may make payments to shareholders in lieu of the issuance of fractional shares and may acquire or make cash payments in lieu of, shares of capital stock of warrants for capital stock of Borrower held by any officer or employee up to the termination of such Person's employment with Borrower or any of its Subsidiaries.

                  6.7      FINANCIAL COVENANT.

                           (a) TOTAL LEVERAGE RATIO. The Total Leverage Ratio for each day of the rolling four quarter period ending as of each day during each period listed below shall not exceed the ratio indicated below:

                  Period                                                Ratio
                  ------                                                -----

         Initial Effective Date through December 30, 1999              3.5:1.0

         December 31, 1999 through June 29, 2000                       3.0:1.0

         June 30, 2000 through December 30, 2000                       2.5:1.0

         at all times thereafter                                       2.0:1.0

                           (b) FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio for the rolling four quarter period ending as at the end of any fiscal quarter shall not be less than 1.25:1.0.

                  6.8 RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

                  Borrower shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Borrower or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or (except with respect to Inactive Subsidiaries) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired (other than sales including the sale, transfer, replacement or other disposition of equipment and inventory, leases or sub-leases of its property, in each case, in the ordinary course of business), or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, or acquire or create any additional Subsidiary; provided, that, so long as no Default or Event of Default is continuing, Borrower and its Subsidiaries may consummate a Permitted Acquisition, so long as the payment of the purchase price and the financing of such Permitted Acquisition shall not diminish (or result in the reduction with respect to the immediately following Fiscal Year), of amounts payable pursuant to Section 2.4(h) hereof, and provided, further, the foregoing shall not restrict (i) the Loan Parties from making Capital Expenditures otherwise permitted under subsection 6.4(iii) (ii) Holdings or any other Subsidiary from acquiring or forming any Subsidiary so long as contemporaneous with such acquisition or formation such Subsidiary becomes a Subsidiary Guarantor, executes the Subsidiary Security Agreement and any other Security Documents reasonably required by Lender, in order to grant to Lender a first priority perfected Lien (other than Permitted Liens) in its Assets in accordance with the terms of such Security Documents, and the direct parent of such Subsidiary pledges all the equity interests of such Subsidiary to Lender pursuant to the Holdings Pledge

Agreement, (iii) so long as no Event of Default is continuing, any Asset Sale, so long as the Net Cash Proceeds thereof are applied in the manner required by this Agreement.

                  6.9      SALES AND LEASE-BACKS.

                  Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Borrower or any of its Subsidiaries) or (ii) which Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower or any of its Subsidiaries to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease.

                  6.10     SALE OR DISCOUNT OF RECEIVABLES.

                  Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

                  6.11     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                  Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Borrower or with any Affiliate of Borrower or of any such holder, on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided, that the foregoing restriction shall not apply to any transaction between Borrower and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or the transactions contemplated by the Seller Notes; provided, further, that no Management Fees shall be permitted.

                  6.12     DISPOSAL OF SUBSIDIARY STOCK.

                  Neither Borrower nor any Subsidiary shall, or suffer of permit any other Person to directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law, and to Lender.

                  6.13     CONDUCT OF BUSINESS.

                  From and after the Initial Effective Date, Borrower shall not and shall not permit any of its Subsidiaries to, engage in any business other than to own, actively manage or operate any business other than the business of providing communication services on an outsourced basis and related activities.

                  6.14 AMENDMENTS OF WAIVERS OF RELATED DOCUMENTS AND CHARTER DOCUMENTS.

                           (a) NO AMENDMENT OR WAIVER OF RELATED DOCUMENTS. No Loan Party will agree to any amendment to, or waive any of its rights under, any of the Related Documents (other than nonmaterial amendments or waivers which individually, or together with all other amendments, waivers or changes made, would not be adverse to any Loan Party or Lender), without obtaining the written consent of Lender to such amendment or waiver.

                           (b) CHARTER DOCUMENTS. Borrower will not, and shall not permit any of its Subsidiaries to agree to any material amendment to, or waive any of its material rights under, its certificates or articles of incorporation, bylaws or other documents relating to its capital stock without, in each case, obtaining the written consent of Lender to such amendment or waiver; provided, that, so long as no Event of Default is continuing, Borrower may make those amendments to its certificate of incorporation that are necessary in order to effectuate a Permitted Equity Financing or an Initial Public Offering.

                           (c) AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS. Borrower shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such, amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Borrower, or Lender.

                  6.15     FISCAL YEAR.

                  Borrower shall not change its Fiscal Year-end from the Saturday immediately preceding December 31 each calendar year without the consent of Lender.

                                   SECTION 7.
                                EVENTS OF DEFAULT

                  If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

                  7.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

                  Failure by Borrower to pay any installment of principal of the Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by Borrower to pay any interest on the Loan or any fee or any other amount due under this Agreement within two Business Days after the date due; or

                  7.2      DEFAULT IN OTHER AGREEMENTS.

                  Either (i) the failure of Borrower or any of Borrower's Subsidiaries to pay when due (including any applicable grace period) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1) or Contingent Obligations in an individual principal amount of $150,000 or more or with an aggregate principal amount of $300,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) the breach or default by Borrower or any of Borrower's Subsidiaries with respect to any material term of one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts of $300,000 or more or (iii) the breach or default by Borrower or any of Borrower's Subsidiaries with respect to any loan agreement, mortgage, indenture or other agreement relating to such items of Indebtedness or Contingent Obligations, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligations (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligations to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

                  7.3      BREACH OF CERTAIN COVENANTS.

                  Failure of Borrower to perform or comply with any term or condition contained in subsections 2.6 or 5.2 or Section 6 of this Agreement; or

                  7.4      BREACH OF WARRANTY.

                  Any representation, warranty, certification or other statement made by Borrower or any of Borrower's Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrower or any of Borrower's Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

                  7.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                  Borrower or any of Borrower's Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Borrower becoming aware of such default or (ii) receipt by Borrower any of notice from Lender of such default; or

                  7.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                           (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower or any of Borrower's Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower or any of Borrower's Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over trustee, Borrower or any of Borrower's Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of trustee, Borrower or any of Borrower's Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of Borrower's Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

                  7.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                           (i) Borrower or any of Borrower's Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any of Borrower's Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Borrower or any of Borrower's Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

                  7.8      JUDGMENTS AND ATTACHMENTS.

                  Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $150,000 or
(ii) in the aggregate at any time an amount in excess of $300,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance provider of Borrower or any of its Subsidiaries has acknowledged coverage) shall be entered or filed against Borrower or any of Borrower's Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

                  7.9      DISSOLUTION.

                  Any order, judgment or decree shall be entered against Borrower or any of its Subsidiaries (other than any Inactive Subsidiary) decreeing the dissolution or split up of Borrower or any of its Subsidiaries (other than any Inactive Subsidiary) and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

                  7.10     EMPLOYEE BENEFIT PLANS.

                  There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $150,000 during the term of this Agreement; or there shall exist an amount of benefit liabilities (as defined in Section 4001(a)(16) of ERISA and determined using the actuarial assumptions set forth in the most recent actuarial reports pertaining to such Pension Plan), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds the fair market value of the assets of such Pension Plans by more than $150,000; or

                  7.11     CHANGE IN CONTROL.

                  There shall occur any Change of Control; or

                  7.12     FAILURE OF SECURITY OR GUARANTY.

                  The Subsidiary Guaranty or any Security Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof or the satisfaction in full of all Obligations) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or Lender shall not have or cease to have a valid and perfected security interest in the Collateral (subject to Permitted Liens) to the extent contemplated by the Security Documents;

                  THEN, (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of



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

which are hereby expressly waived by Borrower and (ii) upon the occurrence and during the continuation of any other Event of Default, Lender shall by written notice to Borrower, declare all or any portion of the amounts described in clauses (a) through (b) above to be, and the same shall forthwith become, immediately due and payable.

                                   SECTION 8.
                                  MISCELLANEOUS

                  8.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

                           (a) GENERAL. Lender shall have the right at any time to (i) sell, assign or transfer to any Person, or (ii) sell participations to any Person in, all or any part of the Loans made by it or any other interest herein or in any other Obligations owed to it; provided, that no such sale, Assignment, transfer or participation shall, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, that, at no time shall there be more than three Lenders at any one time; and provided, further that upon any partial sale or assignment, Lenders shall designate a single Lender to serve as administrative agent to whom all notices shall be given on behalf of all Lenders; and provided, further that Borrower shall not be responsible to pay the costs relating to any sale or assignment except that, to the extent that Lender requires such amendments, Borrower shall pay the cost of documentation for amendments in order to place a single Lender to serve as agent on behalf of Lenders within the Loan Documents.


                           (b) ASSIGNMENTS. Terms of Assignments. The parties to any assignment shall execute and deliver to Lender, for its acceptance, an Assignment Agreement, together with a processing fee of $3,500 and such forms, certificates or other evidence, if any, described in subsection 2.8(c) with respect to United States federal income tax withholding matters and as may be required by Lender and Borrower. Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 8.8(b) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, Lender shall cease to be a party hereto). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Note to Lender for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit III annexed hereto, as the case may be, with appropriate insertions, to reflect the new



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

         outstanding Loans of the assignee and the assigning Lender. To the extent that an assignment of all or any portion of a Lender's interests and rights under this Agreement and the other Loan Documents to any Person pursuant to this subsection 8.1(b) would, due to circumstances existing at the time of such assignment, result in increased costs under subsection 2.8 from those being charged by such assigning Lender prior to such assignment, then Borrower shall not be obligated to pay such increased costs (although Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the assignment).

                           (c) PARTICIPATIONS. The holder of any participation, other than an Affiliate of Lender granting such participation, shall not be entitled to require Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on the Loans allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on the Loans allocated to such participation, and all amounts payable by Borrower hereunder (including amounts payable to Lender pursuant to subsections 2.7(d) and 2.8) shall be determined as if Lender had not sold such participation. Borrower and Lender hereby acknowledge and agree that, solely for purposes of subsection 8.4, (a) any participation will give rise to a direct obligation of Borrower to the participant and (b) the participant shall be considered to be a "Lender".

                           (d) INFORMATION. Lender may furnish any information concerning Borrower and Borrower's Subsidiaries in the possession of Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 8.17.

                  8.2      EXPENSES.

                  Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all reasonable costs of furnishing all opinions by counsel for Borrower (including any opinions requested by Lender as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Lender (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Lender pursuant to any Security Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and



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reasonable fees, expenses and disbursements of counsel to Lender and of counsel providing any opinions that Lender may request in respect of the Security Documents or the Liens created pursuant thereto; (v) a field examination fee of $600 per auditor per diem plus all actual costs and reasonable expenses in connection with the conduct of Lender's initial and ongoing field examinations;
(vi) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Lender or its counsel) of obtaining and reviewing any appraisals environmental audits or reports hereunder; (vii) the custody or preservation of any of the Collateral; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Lender in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "workout" or pursuant to any insolvency or bankruptcy proceedings.

                  8.3      INDEMNITY.

                  In addition to the payment of expenses pursuant to subsection 8.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Lender and the officers, directors, employees, agents and affiliates of Lender (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided, that Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                  As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct (other than indirect or consequential damages), and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other



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Loan Documents or the transactions contemplated hereby or thereby (including
Lender's agreement to make the Loan hereunder or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by Lender to Borrower with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 8.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

                  8.4      SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmeasured, but not including trust accounts) and any other Indebtedness at any time held or owing by Lender to or for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower to Lender under this Agreement and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not (i) Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loan or any amounts in respect of any other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Borrower hereby further grants to Lender a security interest in all deposits and accounts maintained with Lender as security for the Obligations.

                  8.5      AMENDMENTS AND WAIVERS.

                  No amendment, modification, termination or waiver of any provision of this Agreement or of the Note, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 8.5 shall be binding upon Lender and, if signed by any Borrower, on Borrower.



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                  8.6      INDEPENDENCE OF COVENANTS.

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

                  8.7      NOTICES.

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such Person in a written notice delivered to the other parties hereto.

                  8.8      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS.

                           (a) All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.

                           (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.7(d), 2.8, 8.2, 8.3 and 8.4 shall survive the payment of the Loan and the termination of this Agreement.

                  8.9      FAILURE OR INDULGENCE NOT WAIVER; REMEDIES
CUMULATIVE.

                  No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  8.10     MARSHALLING; PAYMENTS SET ASIDE.

                  Lender shall not be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower make a payment or payments to Lender or Lender enforces any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal



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law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

                  8.11     SEVERABILITY.

                  In case any provision in or obligation under this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  8.12     HEADINGS.

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  8.13     APPLICABLE LAW.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED, THAT THE PROVISIONS RELATING TO THE PERFECTION AND PRIORITY OF THE COLLATERAL SHALL BE GOVERNED BY THE LAWS OF THE STATE OF THE LOCATION OF THE APPLICABLE COLLATERAL AND THE UNIFORM COMMERCIAL CODE IN EFFECT IN SUCH STATE.

                  8.14     SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of lender. Neither Borrower' rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrower without the prior written consent of all Lender.

                  8.15     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY

EXECUTING AND DELIVERING THIS AGREEMENT, BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

         1)       ACCEPTS GENERALLY AND UNCONDITIONALLY THE
                  NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

         2)       WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

         3)       AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH
                  PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO
                  BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 8.7;

         4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER
                  BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

         5) AGREES THAT LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING
                  PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY
                  OTHER JURISDICTION; AND

         6) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 8.15 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

                  8.16     WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 8.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  8.17     CONFIDENTIALITY.

                  Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Borrower in accordance with Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrower that in any event Lender may make disclosures to Affiliates of Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by Lender of the Loan or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, that, unless specifically prohibited by applicable law or court order, Lender shall notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall Lender be obligated or required to return any materials furnished by Borrower or any of Borrower's Subsidiaries.

                  8.18     COUNTERPARTS; EFFECTIVENESS.

                  This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts, together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of Borrower and Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this AMENDED AND RESTATED CREDIT AGREEMENT to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    BORROWER:

                                    VIASOURCE COMMUNICATIONS, INC.


                                    By: /s/ Craig A. Russey
                                        --------------------------------------
                                    Name:
                                    Title:

                                    Notice Address:

                                    c/o Communication Resources Incorporated
                                    1001 W. Cypress Creek Road, Suite 118
                                    Ft. Lauderdale, FL   33309
                                    Attn: Craig Russey

                                    with a copy to:

                                    Crest Communications Partners, L.P.
                                    320 Park Avenue, 17th Floor
                                    New York, NY  10022
                                    Attn: V. Michael Fitzgerald
                                    Telecopy: (212) 317-2710

                                    Crest Communications Partners, L.P.
                                    320 Park Avenue, 17th Floor
                                    New York, NY  10022
                                    Attn: Matthew O'Connell
                                    Telecopy: (212) 317-2710

                                    Dewey Ballantine LLP
                                    1301 Avenue of the Americas
                                    New York, NY  10019
                                    Attn: Richard A. Stenberg
                                    Telecopy: (212) 259-6333

                                    LENDER:

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION


                                    By: /s/ Thomas P. Waters
                                        --------------------------------------
                                    Name:  Thomas P. Waters
                                    Title: Senior Vice President


                                    Notice Address:
                                    2325 Lakeview Parkway, Suite 7000
                                    Alpharetta, Georgia 30004-1976
                                    Attention: Viasource Account Manager